                                                                   EXHIBIT 10.15

                                      LEASE



                                     BETWEEN



              ELEVATION 8000+, a Colorado limited liability company
                                  ("Landlord")


                                       and


               CONCORDE CRIPPLE CREEK INC., a Colorado corporation
                                   ("Tenant")

                                TABLE OF CONTENTS

                                                                                                               Page


1.       Premises...............................................................................................  1
         1.1      Defined.......................................................................................  1
         1.2      Use of Premises...............................................................................  1
         1.3      Quiet Enjoyment...............................................................................  2
         1.4      Title to Premises and Improvements............................................................  3
         1.5      Limitation on Representations.................................................................  3

2.       Term...................................................................................................  3
         2.1      Initial Term..................................................................................  4
         2.2      Definition of Lease Year......................................................................  4
         2.3      Option to Extend Term.........................................................................  4
         2.4      Hold Over.....................................................................................  5

3.       Construction of New Improvements by Tenant.............................................................  5
         3.1      New Improvements to Premises..................................................................  5
         3.2      Construction of New Improvements..............................................................  6
         3.3      Landlord's Cooperation........................................................................  7

4.       Standards and Requirements for Improvements; Mechanic's Lien; Maintenance..............................  7
         4.1      Standards and Requirements....................................................................  7
         4.2      Mechanic's Liens..............................................................................  7
         4.3      Maintenance...................................................................................  8

5.       Rent...................................................................................................  8
         5.1      Base Rent.....................................................................................  8
         5.2      Additional Base Rent..........................................................................  9
         5.3      Percentage Rent...............................................................................  9
         5.4      Adjusted Net Gaming Revenues Defined.......................................................... 10
         5.5      Books and Records............................................................................. 10
         5.6      Payment of Percentage Rent and Tenant Report.................................................. 10
         5.7      Audit......................................................................................... 11
         5.8      No Partnership................................................................................ 11
         5.9      No Offset..................................................................................... 11
         5.10     Place of Payment.............................................................................. 11
         5.11     Net Lease..................................................................................... 11
         5.12     Base Rent During Extension Terms.............................................................. 12

6.       Taxes.................................................................................................. 12
         6.1      Defined....................................................................................... 12
         6.2      Tenant Payments............................................................................... 13
         6.3      Direct Payment by Tenant...................................................................... 13
         6.4      Tenant's Right to Contest Taxes............................................................... 13

7.       Insurance Coverage..................................................................................... 13
         7.1      Tenant's Liability Insurance.................................................................. 13
         7.2      Property Insurance............................................................................ 14
         7.3      Limits of the Policies........................................................................ 14
         7.4      Waiver of Subrogation......................................................................... 15
         7.5      Mutual Cooperation............................................................................ 15
         7.6      Policies of Insurance......................................................................... 15
         7.7      Mortgagees as Insureds........................................................................ 16
         7.8      Indemnification of Landlord................................................................... 16
         7.9      Compliance with Insurance..................................................................... 16

8.       Utilities.............................................................................................. 16
         8.1      Service Lines and Taps........................................................................ 16
         8.2      No Warranty................................................................................... 16
         8.3      Payment for Service........................................................................... 17
         8.4      Interruption of Services...................................................................... 17

9.       Damage by Fire or Other Casualty....................................................................... 17
         9.1      Restoration................................................................................... 17
         9.2      Termination by Tenant or Landlord/Extension for Repair Period................................. 17

10.      Condemnation........................................................................................... 18
         10.1     Total Condemnation............................................................................ 18
         10.2     Partial Condemnation.......................................................................... 19
         10.3     No Reduction of Rent.......................................................................... 19
         10.4     Substantially All............................................................................. 19
         10.5     Temporary Condemnation........................................................................ 20
         10.6     Pending Proceedings with the City of Black Hawk............................................... 20
         10.7     Proceedings................................................................................... 20

11.      Assignment, Subletting, and Encumbrancing.............................................................. 21
         11.1     Assignment and Subletting..................................................................... 21
         11.2     Financing..................................................................................... 21
         11.3     Permitted Assignment by Tenant................................................................ 23
         11.4     Transfers by Landlord......................................................................... 23

12.      Default by Tenant...................................................................................... 23
         12.1     Defined....................................................................................... 24
         12.2     Landlord's Remedies........................................................................... 25
         12.3     Suspension of Landlord's Obligations.......................................................... 26
         12.4     Bankruptcy Remedies........................................................................... 27
         12.5     Remedies Cumulative........................................................................... 27

13.      Default by Landlord.................................................................................... 27
         13.1     Defined....................................................................................... 27
         13.2     Tenant's Remedies............................................................................. 27

14.      Estoppel Certificates.................................................................................. 28

15.      Surrender.............................................................................................. 29

16.      Option to Purchase and Right of First Refusal.......................................................... 29
         16.1     Right to Purchase............................................................................. 29
         16.2     Right of First Refusal........................................................................ 30
         16.3     Terms of Sale................................................................................. 30

17.      Miscellaneous.......................................................................................... 31
         17.1     No Implied Waiver............................................................................. 31
         17.2     Survival of Provisions........................................................................ 31
         17.3     Binding Effect................................................................................ 31
         17.4     Recordation................................................................................... 31
         17.5     Notice and Demands............................................................................ 31
         17.6     Time of the Essence........................................................................... 32
         17.7     Captions for Convenience...................................................................... 32
         17.8     Severability.................................................................................. 32
         17.9     Governing Law................................................................................. 32
         17.10    No Oral Amendment or Modifications............................................................ 32
         17.11    Landlord's Activities......................................................................... 32
         17.12    Interest/Late Charges......................................................................... 32
         17.13    Integration................................................................................... 33
         17.14    Brokerage Commissions......................................................................... 33

         17.15    Authority..................................................................................... 33
         17.16    Hazardous Materials........................................................................... 33
         17.17    Force Majeure Events.......................................................................... 34
         17.18    Litigation Costs and Participation............................................................ 35
         17.19    Days.......................................................................................... 35
         17.20    Terminations by Right......................................................................... 35

                    DEFINED TERMS

                                                  PAGE

Acquired Parcels ..............................     30
Acquisition Costs .............................      9
Act ...........................................      1
Additional Base Rent ..........................      9
Additional Costs ..............................      9
All risk ......................................     14
ANGR ..........................................      9
ANGR Tiers ....................................     10
Assignee ......................................     28
Assuming Tenant ...............................     26
Available insurance proceeds ..................     17
Average Percentage Rent .......................      5
Backus Property ...............................      6
Base Rent .....................................      8
Best's Insurance Report........................     15
Casino ........................................      1
City ..........................................      5
Claim Costs ...................................     20
Commencement Date .............................      4
Construction ..................................   5, 6
Exercise Notice ...............................     29
Exercise Price ................................     29
Existing Lease ................................      2
Extension Option ..............................      4
Extension Options .............................      4
Extension Term ................................      4
Fee Mortgage ..................................     21
Fee Mortgagee .................................     21
First Extension Option ........................      4
Force Majeure Events ..........................     34
Gaming Laws ...................................      1
Governmental Entities .........................      7
Hazardous Materials............................     33
Improvement Costs .............................     29
Improvements ..................................      1
Initial Term ..................................      4
Land Value ....................................     19
Landlord ......................................      1
Landlord's Taxes ..............................     13
Lease .........................................      1
Lease Date ....................................      1
Lease Year ....................................      4
Leasehold Mortgage ............................     22
Leasehold Mortgagee ...........................     22
Net Lease .....................................      9
New Improvements ..............................      5
Notice ........................................     30
Option to Purchase ............................     29
Parking Lot ...................................  6, 29
Pending Claim .................................     20
Percentage Rent ...............................      9
Permitted Exceptions  .........................      2
Permitted Uses ................................      2
Plans and Specifications ......................      6
Premises ......................................      1
Pro Rata Levy .................................     10

Real Property Taxes ...........................     12
Receiving Party ...............................     30
Rent ..........................................      9
Replacement Cost Endorsement...................     14
Requesting party ..............................     28
Responding party ..............................     28
Restoration Shortfall .........................     17
Second Extension Option .......................      4
Selling Party .................................     30
Taxes .........................................     12
Tenant ........................................      1
Term ..........................................      4
Terms .........................................     30
Waiver Notice .................................      4

                                     LEASE


         This Lease (the "Lease") is entered into as of the ____ day of July, 1997 (the "Lease Date"), between Elevation 8000+, L.L.C., a Colorado limited liability company (the "Landlord"), and Concorde Cripple Creek, Inc. a Colorado corporation (the "Tenant"). Any capitalized terms contained in this Lease which are not defined when first used shall be defined in some subsequent provision of this Lease.

         1.       Premises.

                  1.1 Defined. In consideration of the payment of the rent provided herein and the keeping and performance of each and every one of the covenants, agreements and conditions of Tenant hereinafter set forth, the Landlord now leases to the Tenant, and the Tenant now leases from the Landlord, certain real property known as the Golden Gates Casino ("Casino") and legally described as Lots 9-12, inclusive, Block 39, City of Black Hawk, County of Gilpin, State of Colorado, and numbered as 261 Main Street, together with all improvements now or hereafter located thereon ("Improvements") and all rights of Landlord, if any, (including, but not limited to, rights to adjacent streets or alleys, (now or hereafter vacated or conveyed to Landlord), easements and appurtenances thereto (collectively the "Premises").

                  1.2      Use of Premises.

                           A.       Tenant shall use the Premises primarily as a
Gaming Establishment, as that term is defined in the Colorado Limited Gaming Act C.R.S. sections 12-47.1-101, et seq. (the "Act") (such statute, including amendments and regulations now existing or hereafter adopted pursuant to the Act, and all laws, ordinances and regulations for the regulation of gaming adopted by Gilpin County or the town of Black Hawk, are also referred to in this Lease as the "Gaming Laws"), and, secondarily, for any other ancillary or related use as may be permitted by law. Tenant shall have the right to determine the types, number and locations of gaming devices and procedures for the operation of the Premises as a licensed Gaming Establishment, in Tenant's reasonable business discretion, subject to the terms and provisions of the Act; it is understood and agreed, and the intention of Landlord and Tenant, that Landlord shall have no control or power to influence decisions concerning the operation of the Premises, or portions thereof, as a licensed gaming establishment. Notwithstanding the foregoing, it is the intent of Landlord and Tenant hereunder that Tenant shall endeavor to maximize the gaming revenues to be generated from the Premises, taking into consideration its best business judgment in that regard. Tenant shall not use or permit the Premises to be used for any business or purpose deemed to be extra hazardous, or in any manner as to constitute a violation of any present or future laws, rules, regulations, requirements or orders of any lawful governmental or public authority relating to the Premises.

                           B.       Without limiting the generality of the
provisions of Section 1.2.A, Tenant, throughout the Term, and at its sole expense, in its possession and use of the Premises, and the operation of the business done in and from the Premises shall:

                                    (i) comply substantially with (a) all laws,
ordinances, notices, orders, rules, regulations, and requirements of all federal, state, municipal and local governments and all departments, commissions, boards and officers thereof; and (b) all requirements relating to the operation of a licensed gaming establishment under the Act; and, without limiting the generality of the foregoing provision of this Section,

                                    (ii) keep in force throughout the Term all
licenses, consents, and permits necessary for the use of the Premises as a licensed gaming establishment under the Act and to advise Landlord immediately in the event Tenant and/or its operations becomes subject to any material inquiry or investigation by any gaming or liquor licensing authority; and

                                                                 Initial _______

                                    (iii) operate the business for the uses
provided under this Section 1.2 ("Permitted Uses") continuously during the entire Term, or such other uses as may be approved by Landlord and Tenant in their reasonable discretion should the Permitted Uses be declared unlawful.

                           C.       Landlord agrees to cooperate in any manner
reasonably required for Tenant to obtain gaming and liquor licenses for the Premises and to maintain such licenses, provided that the costs of obtaining and maintaining such licenses shall be borne by Tenant. Landlord shall not cause any such licenses to be denied, suspended or revoked, whether through actions of Landlord prior to the issuance of such licenses or thereafter during the term of this Lease. If Landlord receives notice from governmental officials that the status or actions of Landlord may, will or have resulted in the denial, revocation or failure to renew any such gaming or liquor licenses, Landlord shall take such actions as are necessary to cure such problem prior to denial, revocation or suspension, including, but not limited to, transfer of Landlord's interest in the Premises to a third party if Landlord's continued ownership of the Premises would prevent Tenant from obtaining, maintaining or renewing such licenses. Prior to any denial, suspension or revocation, Landlord shall have a right to contest by appropriate proceedings, conducted in good faith and with reasonable diligence, without cost or expense to Tenant, the validity of any such proposed denial, suspension or revocation related to the status or actions of Landlord. If due to actions of Landlord, Tenant is precluded from opening for business on the date Tenant is otherwise ready to open because Landlord has failed to obtain any necessary approvals or reviews from any licensing authority, notwithstanding anything to the contrary set forth herein, Tenant's obligation to commence paying the Rent hereunder shall be abated until such time as Landlord has obtained the necessary approvals from said licensing authorities. Landlord will execute any and all documents necessary to obtain gaming and liquor licenses.

                  1.3 Quiet Enjoyment. Landlord's obligations hereunder are expressly subject to the termination of the existing lease of the Premises dated February 6, 1992 by and between Landlord's predecessor in interest and Northstar Casino Limited Liability Company ("Existing Lease"), and surrender of the Premises by the tenant thereunder, prior to the Commencement Date. Tenant's rights hereunder are subject to the exceptions listed on Exhibit A (the "Permitted Exceptions"), to the express limitations contained herein on the Tenant's rights to use and enjoy the Premises and to the lawful rights and powers of Governmental Entities other than Landlord. Upon payment by Tenant of the amounts herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably use and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord. Landlord shall in no event be liable in damages or otherwise, nor except as expressly provided herein with respect to interruption of utilities, shall Tenant be released from any obligations hereunder, because of the interruption of any service, or a termination, interruption or disturbance, attributable to strike, lockout, breakdown, accident, war or other emergency, law, order, rule or regulation of or by any governmental authority, failure of supply, inability to obtain supplies, parts or employees, or any cause beyond Landlord's reasonable control, or any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees, business invitees, or any person claiming by, through or under Tenant.

                   1.4 Title to Premises and Improvements. Tenant is entering into this Lease in reliance on Landlord's representation that Landlord is the record owner of the Property, subject to the Permitted Exceptions. Tenant has the right to obtain a leasehold title insurance policy (in an amount not to exceed the initial Exercise Price set forth below) and Landlord agrees to contribute 1/2 of the cost thereof. Except for Landlord's above representation and its warranty of quiet enjoyment as to claims arising by, through or under Landlord (as set forth above), Landlord makes no warranty of title to Tenant and Tenant shall rely solely upon its own investigation for protection as to matters of title. Except as hereinafter provided, Tenant shall be the owner of all Improvements hereafter constructed on the Premises which are paid for and constructed by Tenant upon the Premises, as the same may be altered, expanded and/or improved (from time to time) in accordance with the provisions of this Lease (hereafter



                                                                Initial _______
collectively defined as New Improvements). Upon the expiration or earlier termination of this Lease, Tenant shall, without compensation from Landlord, surrender to Landlord ownership, possession and control of all Improvements, together with all fixtures necessary to the operation of the Improvements as a casino, including, without limitation, the generator, all heating, ventilation and air conditioning equipment and machinery, pipes, ducts, compressors, flooring, and all other property described on Exhibit B hereto, and Tenant shall thereafter have no further rights thereto or interest therein. It is understood and agreed that stand-alone gaming devises shall not be deemed a part of the Improvements. Upon expiration or earlier termination of the Lease, Tenant shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Improvements. Upon such expiration or earlier termination, Tenant agrees to execute, acknowledge and deliver to Landlord any instrument reasonably requested by Landlord to carry out the intention of this Section. Tenant shall surrender the Premises and all such Improvements to Landlord in good condition and repair, reasonable wear and tear and fire and other casualty excepted, subject to the terms of Sections hereof relating to Casualty and Condemnation, and shall surrender all keys to the Improvements, and every part thereof, to Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of the Term.

                  1.5 Limitation on Representations. Landlord represents to Tenant that Landlord has received no written notice of any violation of any laws applicable to the Premises, including any laws relating to Hazardous Materials except as may be set forth in any environmental audit of the Premises. By execution of this Lease, Tenant shall be deemed to have accepted the Premises in an "AS IS" condition. Except to the extent expressly set forth herein, Landlord has made no representation, warranty or assurance of any kind or nature whatsoever regarding the Premises, the condition, nature of suitability of the Improvements, the soils, hydrology and seismology thereof, and the laws and regulations relating to the and operation of the Improvements, including environmental, zoning and land use entitlement requirements and procedures, height restrictions, floor area coverage limitations, and any other matters, whether similar or dissimilar, and Tenant acknowledges that except as expressly set forth herein it has not relied upon any statement, representation or warranty of Landlord of any kind or nature in connection with its decision to execute and deliver this Lease and its agreement to perform the obligations of Tenant hereunder.

         2.       Term.

                   2.1 Initial Term. This Lease shall be for an initial term of five (5) years (and the fractional month prior to the commencement of the first Lease Year) ("Initial Term"), commencing on the date upon which Tenant receives all the necessary governmental approvals as a retail licensee for the conduct of limited stakes gaming at the Casino, if ever, provided the Existing Lease has been terminated (the "Commencement Date"); provided, however, if the Commencement Date has not occurred by September 1, 1997, then this Lease will be void ab initio and of no further force and effect. Unless this Lease is terminated pursuant to the other express provisions hereof pursuant to Section 2.3, this Lease shall automatically extend to the First Extension Option upon the expiration of the Initial Term and then extend to the Second Extension Option upon the expiration of the First Extension Option. All references herein to Term will automatically be deemed to include the Initial Term and any Extension Term. The Initial Term and the Extension Term(s) if applicable are sometimes referred to herein as "Term."

                  2.2 Definition of Lease Year. The term "Lease Year" shall mean a period of twelve (12) full consecutive calendar months. If the Commencement Date is other than on the first day of the month, the first Lease Year shall commence on the first day of the first calendar month following the Commencement Date, and the first Lease Year will contain the fractional month between the Commencement Date and the last day of said month. Each subsequent Lease Year shall commence on the anniversary of the commencement date of the first Lease Year.

                   2.3 Option to Extend Term. The Tenant shall have two (2) five (5) year options to extend the term of this Lease (respectively, the "First Extension Option" and "Second


                                                                Initial _______

Extension Option". Also referred to herein individually as "Extension Option", and collectively, "Extension Options" and each term is referred to herein sometimes as "Extension Term". Tenant shall give the Landlord written notice of its election to waive ("Waiver Notice") its right to exercise the Extension Option at least six (6) months prior to the expiration of the existing term period. If no such notice is timely given then unless one of the conditions set forth herein is not met, the applicable Extension Option shall automatically be deemed to have been exercised. Neither option shall be exercised nor assigned, voluntarily or involuntarily, by or to any person or entity other than the Tenant or a permitted assignee of Tenant under this Lease. The Second Extension Option will only be applicable if the First Extension Option has not been waived. The right to the Extension Options shall be of no force and effect if
(i) as of the date the Waiver Notice is required to be given, the Tenant shall be in default under this Lease beyond any applicable cure period; or (ii) after such date but prior to the commencement of the Extension Term, the Tenant shall be in default under this Lease beyond any applicable cure period; or (iii) the Permitted Uses have been declared unlawful, unless Landlord and Tenant agree that the right to the Extension Option(s) would nonetheless be in effect despite the change in the law. The Landlord's waiver of its right to terminate this Lease due to the Tenant's default in any instance shall not be deemed a waiver of these conditions precedent and conditions subsequent to Tenant's right to the Extension Option. If no Waiver Notice is given (and the Tenant otherwise has the right to the Extension Option as provided herein) the Extension Term shall commence upon the expiration of the previous five (5) year term, and, unless this Lease is terminated pursuant to other express provisions hereof, shall expire automatically on the date which is five (5) years thereafter (it being understood that at the end of the First Extension Term if Tenant has not timely given the Waiver Notice (and the Tenant otherwise has the right to the Extension Option as provided herein) then the Term will automatically be extended for the Second Extension Term). Each Extension Term shall be governed by all the provision of this Lease applicable to the original five (5) year term, except for the increase in Base Rent payable during each Extension Term which shall be computed as provided below and except to the extent that this Lease provides other specific provisions applicable to the Extension Terms.

                   2.4 Hold Over. Nothing in the provisions of this Lease shall be deemed in any way to permit the Tenant to use or occupy the Premises after the expiration of the Term or any earlier termination of this Lease. If the Tenant continues to occupy the Premises after such expiration or termination, such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy at a monthly rental equal to one hundred fifty percent (150%) of the annual Base Rent prorated on a monthly basis for the month prior to the commencement of the holdover period, and Tenant shall remain liable for 100% of all other Rent and charges payable by it hereunder, and such occupancy shall be subject to all of the terms and conditions of this Lease. For purposes of Tenant's obligation to pay Percentage Rent during any such holdover, the Percentage Rent payable each month will be equal to 1/12 of the average Percentage Rent paid by Tenant for the immediately preceding 12 month period ("Average Percentage Rent"). If Landlord relets or sells the Premises and the term of such new Lease commences or the closing of the sale is to occur during the period for which Tenant holds over, then, after Landlord gives Tenant written notice of such fact as may be required by Colorado law, such holding over shall be deemed a breach of Tenant's covenant to deliver up the Premises upon the termination or expiration of the Term, and Landlord shall be entitled to recover from Tenant any and all costs, expenses, legal expenses, attorney's fees, damages, loss of profits or any other loss resulting from Landlord's inability to deliver possession of the Premises to the new Tenant or resulting from Landlord's inability to close the sale.

         3.       Construction of New Improvements by Tenant

                  3.1      New Improvements to Premises.

                           A.       The Tenant shall receive the Premises and
the existing Improvements thereon in their present "As Is" condition. It is understood and agreed by the parties hereto that the Tenant plans to remodel and renovate the front of the Casino and may, from time to time, construct or install other improvements to the Premises, and make such

                                                                Initial ________
changes, alterations and additions and such other improvements (including demolitions and removals of the same) as Tenant shall deem necessary or desirable (any such improvements, changes, alterations, or additions which are hereafter made with Landlord's prior written approval as hereafter provided, shall be referred to hereinafter collectively as "New Improvements"). Tenant will have the right to cause the New Improvements to be partially constructed on other parcels owned in whole or in part by Landlord and leased to Tenant referred to hereafter as the Parking Lot and Backus Property, it being understood that all leases of the Parking Lot and Backus Property will run concurrently with this Lease. All New Improvements shall be constructed in a good and workmanlike manner and in substantial accordance with the plans and specifications therefor previously submitted to and approved by Landlord as hereafter provided. In connection with any construction, Tenant shall pay to the City of Black Hawk (the "City") all fees, impact charges, and taxes (whether now or hereafter in effect) as the City customarily charges for the issuance of permits and approvals that are within the City's purview.

                           B.       Nature of New Improvements; As Built Survey.
After any New Improvements are completed which expand the footprint of the existing Improvements, to the extent so required by any applicable governmental authority in connection with such construction, Tenant, at its expense, shall deliver to the Landlord a survey, certified to the Landlord, of the Premises prepared by a land surveyor duly licensed in the State of Colorado, showing the location of the Improvements in relation to the perimeter of the Premises and certified in a form reasonably acceptable to Landlord.

                           C.       Combination of Premises with Adjoining
Property. Notwithstanding anything set forth herein to the contrary, Landlord and Tenant hereby agree that, Tenant intends to acquire an interest in certain real property adjoining the Premises in which Landlord currently has a 50% interest (hereafter defined as the "Parking Lot" and "Backus Property" a generally depicted on Exhibit C), and Landlord and Tenant have agreed that Landlord will enter into written lease agreements granting Tenant the right to use the Parking Lot and/or Backus Property in accordance with the provisions of such lease(s). Tenant shall have the right, subject to the provisions of such lease(s) and the Co-Ownership Agreement Landlord and Tenant will enter into with respect to the Parking Lot and/or Backus Property, to cause New Improvements to be located partially on the Premises and partially on either the Parking Lot or Backus Property. It is understood and agreed that as an express condition of such construction, the Co-Ownership Agreement will provide that irrevocable easements, licenses, or other documents reasonably satisfactory to Landlord will be created. Further, all ANGR generated from all Improvements will be considered in computing the Percentage Rent payable hereunder.

                  3.2 Construction of New Improvements. The construction of all New Improvements by Tenant (the "Construction") shall be performed in the following manner and subject to the following conditions:

                           A.       Plans and Specifications.  At Tenant's sole
cost and expense, Tenant shall prepare and deliver to Landlord, for its prior reasonable approval (which shall be granted, or denied within seven (7) days of its receipt thereof) proposed plans and specifications for the New Improvements, together with a plan of demolition or relocation (the "Plans and Specifications") if any portion of the Improvements presently located on the Premises or any part thereof will be razed or demolished. Tenant shall have the right to amend or modify the Plans and Specifications from time to time, subject to applicable governmental approvals, after first resubmitting the same to Landlord for its approval as set forth herein. The Plans and Specifications shall include, but not by way of limitation:

                                    (i) The location of the New Improvements
(including, but not limited to, the location of building, ramps, roadways and sidewalks, and any other improvements for vehicular or pedestrian ingress and egress, any parking areas, and any trash or garbage deposit or collection areas, or facilities, and any other items that are required to be shown on the

                                                                Initial ________
                                       5

Plans and Specifications by the governmental authority, as they are to be constructed on the Premises);

                                    (ii) Schematic, elevation and final
architectural plans for the improvements;

                                    (iii) A signage program for the Premises;

                                    (iv) A grading and landscaping plan for the
Premises;

                                    (v) Schedule of the exterior colors and
building materials to be utilized by the Tenant for such improvements; and

                                    (vi) A lighting plan for the Premises.

                  3.3 Landlord's Cooperation. Landlord shall cooperate with the Tenant in all of Tenant's efforts to comply with the requirements of this Article and shall execute such applications and other undertakings as shall be reasonably required in its capacity as the owner of the Premises to enable the Tenant to file for and obtain all building permits, licenses, variances, rezonings, permissions and consents necessary to construct and operate the buildings and Improvements and otherwise necessary to perform its obligations under this Article, as well as to permit Tenant to make repairs, alterations, and construct New Improvements in accordance with this Lease. Landlord agrees to join in and consent to any utility or other easements over, across or under the Premises as may be reasonably required by Tenant in conjunction with improvements to or use of the Premises.

         4. Standards and Requirements for Improvements; Mechanic's Lien; Maintenance

                  4.1 Standards and Requirements. In addition to all conditions and requirements otherwise set forth herein, all New Improvements shall be made only on the following conditions:

                           A.       New Improvements shall not be undertaken
until the Tenant has obtained Landlord's approval of plans and specifications for the New Improvements and the approval of the City and any other entity having jurisdiction thereover ("Governmental Entities"), as may be required. Such approval rights shall be governed by and subject to all of the procedures, standards, limitations, and requirements set forth in Article 3 above.

                           B.       No New Improvements shall be undertaken
until the Tenant at its expense has delivered to Landlord, with respect to any aspect of the Improvements then being undertaken, copies of any plans, specifications, certificates or other documents which must be filed with the pertinent Governmental Entities in order to obtain their approvals, if any.

                           C.       All New Improvements, the construction and
installation of which exceed $25,000 in any given Lease Year, shall be conducted under the supervision of an architect or engineer licensed in the State of Colorado, selected by the Tenant.

                           D.       Any demolition, removal of existing
Improvements, or New Improvements made must collectively increase the value and utility of the Premises at that time.

                           E.       All work done in connection with the New
Improvements shall be done in a good and workmanlike manner and in material conformity with the plans and specifications therefor which are approved by Landlord.

                           F.       The work of all New Improvements shall be
prosecuted with reasonable dispatch, subject to delays caused by Force Majeure Events. The Tenant shall procure or shall cause the contractor for the work to procure insurance in accordance with

                                                                Initial _______

Article 7, including worker's compensation insurance covering all persons employed in connection with the work, before any work is begun.

                  4.2      Mechanic's Liens.

                           A.       Satisfaction of Claims.  In connection with
the construction of any New Improvements, Tenant shall cause the payment of all proper and valid invoices and charges of all contractors, subcontractors, suppliers, materialmen and similar parties who furnish services or materials in connection with the construction process. In the event any party ever records a mechanic's lien to enforce any claim for services or materials alleged to have been provided in connection with the Premises, Tenant shall cause the same to be released of record within forty-five (45) days after the recordation thereof, and Tenant shall be liable to satisfy and cause a discharge of any such mechanic's lien claim. Notwithstanding the foregoing, Tenant shall have the right to contest any such mechanic's lien claim, provided that Tenant conducts such contest in a timely manner and with due diligence and that Tenant provides Landlord with security in an amount required by applicable law to secure the release of such lien of record. In connection with any such contest, Landlord shall join and participate in any such contest upon Tenant's request and at Tenant's expense, and subject to the provisions of Section 17.19 (with participation to include, without limitation, the execution and filing of pleadings and the provision and gathering of testimony and other evidence). In the event Tenant loses any such contest, with all further rights of appeal having expired, Tenant shall satisfy the mechanic's lie claim in full prior to any foreclosure sale or other disposition of the Premises in order to satisfy the claim.

                           B.       Posting.  Prior to the commencement of any
construction on the Premises, and if Landlord gives written notice requesting same, Tenant shall deliver notices to all contractors and subcontractors and post notices in accordance with C.R.S. section 38-22-105 (as it may be amended or in accordance with similar statutes that may be substituted therefor in the future), in locations that will be visible by parties performing any work, which notices shall state that Landlord is not responsible for the payment of such work and setting forth such other information as may be reasonably required pursuant to such statutory provisions.

                  4.3 Maintenance. Tenant shall at all times during the Term keep in good order, condition and repair the entire Premises and all Improvements located thereon, including, without limiting the generality of the foregoing, the structural and non-structural portions of the Improvements, the entrances, the windows, partitions, doors, lighting and plumbing fixtures, heating, ventilation and air conditioning systems, the grounds and all landscaping, the paving, if any, and other hardscape surfaces, and all fixtures, equipment and appurtenances relating to the Premises and/or the Improvements, except Landlord shall be responsible for the replacement costs and/or major repairs of the roof, outside walls, foundation, and chiller and heating units of the Improvements during the Extension Term(s). Nothing in this provision defining the duty of maintenance shall be construed as limiting any right given elsewhere in this Lease to alter, modify, demolish, remove, or replace any Improvement, or as limiting provisions relating to condemnation in
Article 10 or to damage or destruction in Article 9.

         5. Rent.

                  5.1 Base Rent. Tenant shall pay Landlord a base rent (the "Base Rent") for the Premises as set forth below. Beginning on the Commencement Date, and continuing through and until the end of the first Lease Year, Tenant shall pay as Base Rent the sum of Fifteen Thousand Dollars ($15,000.00) per month. Landlord acknowledges receipt of the rent for the partial month, if any, on which the Commencement Date falls. Commencing the second Lease Year, the Base Ren will increase by $1,000 per month (for a total annual increase of $12,000). Commencing the third Lease Year, the Base Rent will increase by $1,000 per month (for a total annual increase of $12,000), which amount will continue to be payable for the remainder of the Initial Term. Base Rent shall be payable in advance, without notice, each Lease Year in equal monthly installments commencing on the on the first day of each calendar month thereafter. All

                                                                Initial _______
amounts (including Base Rent, Additional Base Rent, Percentage Rent, all amounts described in the Section entitled "Net Lease," and all other sums payable by the Tenant under this Lease are hereinafter collectively referred to as "Rent"), shall be paid to the Landlord, (or directly to the party entitled to receive the same) in lawful money of the United States of America, which shall be legal tender at the time of payment. Payment to Landlord shall be made at the office of the Landlord or to such other person or at such other place as the Landlord may fro time to time designate in writing.

                  5.2 Additional Base Rent. If additional monies, and/or in-kind consideration (not to exceed an agreed upon value, or if no agreement is reached between Landlord and Tenant then the amount of the appraised value thereof as accepted by the City), is contributed by Landlord for the acquisition of certain property adjacent to the Premises known as "Backus Street", (the location of which is generally depicted on Exhibit C hereto) ("Acquisition Costs") or any amounts required to be expended by Landlord in connection with the repair or restoration of the Premises as hereafter provided, or the performance by Landlord of any of its repair or maintenance obligations during the Extension Terms (all such amounts collectively with Acquisition Costs are referred to herein as "Additional Costs"), Tenant's monthly rent shall increase in an amount equal to 0.92% of Landlord's share of the Additional Costs ("Additional Base Rent"); provided, however, that to the exten such Costs are Acquisition Costs, the same shall not exceed Landlord's share of the appraised market value of any acquired Backus Street property. Any portion of the Additional Base Rent that is attributable to Acquisition Costs shall not become effective until six (6) months after the Acquisition Costs have been expended. All references herein to Base Rent, shall mean and refer to the Base Rent as determined in accordance with Section 5.1 above, or Section 5.12 below as to the Extension Term(s), as increased by the Additional Base Rent. Notwithstanding anything set forth herein to the contrary, if the Permitted Uses are declared unlawful, then following such date (and for the remainder of the Term unless the same are again permitted as lawful uses), Landlord will not voluntarily incur any Additional Costs as provided herein (unless Tenant requests the same).

                  5.3 Percentage Rent. In addition to the Base Rent hereinabove provided, Tenant shall pay to Landlord, without notice, additional rent ("Percentage Rent") during the Term of the Lease and any extension thereof an amount equal to a percentage rent based upon the Casino's Adjusted Net Gaming Revenue ("ANGR"), defined below. The Percentage Rent shall be paid monthly no later than 20 days after the end of each calendar month. The Percentage Rent will be based on the annual ANGR using either June 30th or September 30th as the fiscal year end. The determination of which fiscal year end shall be applicable will be made based on the Commencement Date. If the Commencement Date is on or before August 1, 1997, then the Fiscal Year for the purposes of this Lease will be the 12 month period beginning July 1 and ending June 30th of each year during the Term. If the Commencement Date is on or after August 1, 1997, then the Fiscal year will be the 12 month period beginning October 1 and ending September 30th of each year during the Term. As its Percentage Rent, Tenant shall pay the following percentages of the ANGR generated each fiscal year: 2% of the first $2,000,000 ANGR; plus, 4% of the second $2,000,000 ANGR; plus, 6% of the third $2,000,000 ANGR; and plus, 8% of the ANGR in excess of $6,000,000. Any ANGR attributable to any portion of the Improvements located on the Parking Lot and/or the Backus Property will, for all purposes hereof be deemed to be generated from that portion of the Improvements located on the Premises and shall be payable hereunder. Percentage Rent shall be payable commencing with the Commencement Date. Depending on when the Fiscal Year begins, for the determination of Percentage Rent for the first Fiscal Year during the Term, which will end on either June 30, 1998, or September 30, 1998, as provided above, the first $2,000,000, the second $2,000,000, the third $2,000,000 and the amount in excess of $6,000,000 collectively define as (the "ANGR Tiers") will be prorated in the event that the Fiscal Year has greater or fewer than 365 days of operations by Tenant. For example, if the Commencement Date occurred on July 31, 1997 and there were 334 days in the first Fiscal Year, the ANGR tiers shall be multiplied by a formula the numerator of which shall be the actual number of days from the Commencement Date through June 30, 1998, in this example 334 and the denominator shall be 365 (e.g. the percentage rent would be 2% of the first $1,840,000 of ANGR (or 334/365 X $2,000,000), 4% of the second

                                                                Initial _______

$1,840,000 ANGR, 6% of the third $1,840,000, and 8% in excess of $5,520,000.
Notwithstanding anything set forth herein to the contrary, if the Permitted Uses become unlawful as set forth in Section 1.2 B (iii) above, then and in that event, and so long as the Permitted Uses remain unlawful, no Percentage Rent will thereafter become due or payable.

                  5.4 Adjusted Net Gaming Revenues Defined. ANGR shall be defined as the Adjusted Gross Proceeds (as defined by C.R.S. 12-47.1-103), less amounts for (i) any Federal gaming tax of 8% or less, (ii) any tax or fee on gaming devices imposed by municipal ordinance, which is a tax on the direct use of the devices for gaming purposes as defined in C.R.S. 12-47.1-605(excluding any impact fees, sales taxes, use taxes and fees including, but not limited to the following: $2,365,000 City of Black Hawk, Colorado Device Tax Revenue Bonds Series 1996; Black Hawk Transportation Device Fee as established by Ordinance 96-39; Black Hawk Business Improvement District, Gilpin County, Colorado $2,995,000 General Obligations Bonds Series 1995; and, Black Hawk Business Improvement District, Gilpin County, Colorado Special Improvement District No. 1995-1 $1,000,000 Special Assessment Bonds), and (iii), any tax or fee on gaming devices imposed by Colorado statute or regulation. If any levy, tax or assessment is for a period greater than one month, then such levy, tax or assessment shall be divided over the period of the levy, tax or assessment (the "Pro Rata Levy") and only the Pro Rata Levy shall be a deduction from monthly ANGR hereunder. ANGR shall not include revenues derived from bulk sales or other sale or disposition of the business of Tenant or Tenant's interest under this Lease, the sale or other disposition of capital items or equipment used in the operation of Tenant's business, proceeds of insurance, proceeds of financing or refinancing.

                  5.5 Books and Records. The Tenant shall keep full, complete and proper books, records and accounts of its ANGR, both cash and on credit, of each separate department and concession at any time operated in the Premises, which books and records shall be kept at the Premises. The Landlord and its agents and employees shall have the right at any time upon no less than 3 business days prior written notice to Tenant, and from time to time but not more often than once in any calendar quarter, during regular business hours, to examine and inspect all of the books and records of Tenant pertaining to ANGR, including any gaming tax reports pertaining to the business of Tenant conducted in, upon or from the Premises, which Tenant shall make available information of Landlord or its agents for the purposes of investigating and verifying the accuracy of any statement of ANGR. Landlord shall not disclose the contents or information found in Tenant's books and records or reported to Landlord or in Tenant's returns, except on a confidential basis to Landlord's accountants and to the extent required by process of law or if the same are otherwise of public record prior to such disclosure.

                  5.6 Payment of Percentage Rent and Tenant Report. Within twenty (20) days after the end of each calendar month during the Term, including the month during which the Commencement Date occurs (unless the Permitted Uses are declared unlawful as provided above), Tenant shall furnish to Landlord a statement in writing, certified by Tenant to be correct, showing the total ANGR made in, upon or from the Premises during the preceding month, and Tenant shall accompany each such statement with a payment to Landlord equal to its appropriate Percentage Rent, as described above. If at any time during the Term, other than during a period which pursuant to the express provisions of the Lease Rent is to abate, Tenant is not actively operating the Casino, then it shall pay to Landlord as Percentage Rent on a monthly basis 1/12th of the Average Percentage Rent. In addition, Tenant shall furnish to Landlord a copy of each monthly return setting forth the Adjusted Gross Proceeds as required to be filed under the Act. Landlord shall not disclose the contents or information found in Tenant's books and records or reported to Landlord or in Tenant's returns, except on a confidential basis to Landlord's accountants and to the extent required by process of law or if the same are otherwise of public record prior to such disclosure.

                  5.7 Audit. Landlord may at any time and from time to time, not more often than once during any Fiscal Year, cause an audit of the ANGR of Tenant to be made by an independent Certified Public Accountant of Landlord's selection, and if the statement of ANGR for any month previously made to Landlord by Tenant shall be found to be in error in under-

                                                                Initial _______
reporting, Tenant will immediately pay to Landlord all amounts determined to be owing. If such under-reporting is in an amount of five percent (5%) or more, Tenant shall also immediately pay to Landlord the cost of such audit. If such under-reporting was less than five percent (5%), then Landlord and Tenant shall share the cost of such audit equally. If such audit determines that there was an over-reporting of 5% or more, Landlord shall immediately pay the amount of the over-payment to Tenant, if any, and shall pay the cost of the audit.

                  5.8 No Partnership. It is further understood and agreed that, notwithstanding that the amount to be paid to Landlord for rental for the use of the Premises, is partially based upon a percentage of ANGR, nothing contained herein shall be deemed, held or construed as creating Landlord as a partner or an associate of the Tenant in the conduct of the business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

                  5.9 No Offset. All Rent shall be paid without counterclaim, setoff, deduction or defense, except as expressly provided herein to the contrary.

                  5.10 Place of Payment. Tenant shall only be obligated to pay rent payments to Landlord at one address designated by Landlord and Tenant shall have no liability to see to the proper distribution to multiple parties of any payments, notwithstanding that Landlord consists of multiple parties.

                  5.11 Net Lease. Unless it is otherwise provided for in this Agreement, it is the intent of Landlord and Tenant that the Rent provided for herein shall be absolutely net return to Landlord throughout the Term of this Lease, and the Extension Terms, unless waived, free of any expense, charge, or reduction whatsoever, with respect to the Premises; that except as expressly provided herein, Landlord shall not be required to pay any costs or expenses or to provide any services or do any act in connection with the Premises; that except as expressly provided herein, Tenant shall bear all costs and expenses related to the ownership, occupancy, development, maintenance or use of the Premises and the Improvements that accrue during or are allocable to the Term of this Lease, including, without limitation, any and all costs and expenses to maintain, operate, repair and replace all or any portion of the Improvements and (during the Initial Term, including, but not limited to, the roof, structural and mechanical components of the building), notwithstanding the effect of any new or changed laws, or whatever circumstances not described in this Lease occur which might make occupancy of the Premises by Tenant unprofitable, and except as provided for in Section 4.3. Accordingly, without limiting the foregoing, Tenant covenants and agrees to pay, in addition to the Rent, otherwise described in this Article 5, all costs and expenses related to the Premises, which amounts, are referred to herein as Rent, and as required herein shall be paid, prior to their respective due dates, directly by Tenant to the entity entitled to receive the same. Such amounts of Rent payable by Tenant shall include, without limitation, the costs and expenses of Taxes (as defined in Article 6 herein); insurance costs; utility charges; operating expenses; maintenance, repair and replacement expenses; any assessment charge and common maintenance charges or assessments with respect to the replacement and maintenance of on-site improvements (such as utilities); advances, if any by Landlord pursuant to the terms hereof; and interest on past-due payments, if any, all as hereinafter provided. Failure to pay any such amounts of Rent shall constitute a default by Tenant hereunder.

                  5.12 Base Rent During Extension Terms. During the first two years of the First Extension Term the Base Rent will be the same amount as was payable during the final three (3) years of the Initial Term. Commencing with the third year of the First Extension Term, the Base Rent will be increased by $1,700 per month (for a total annual increase of $20,400), which increased Base Rent will continue to be paid during the remainder of the First Extension Term and the first two years of the Second Extension Term, unless Tenant has timely delivered its Waiver Notice. For the final three years of the Second Extension Term, the Base Rent will be further increased by $1,870 per month (for a total annual increase of $22,440).

                                                                 Initial _______

         6. Taxes.

                  6.1 Defined. In general, the term "Taxes" shall mean all personal property sales and use taxes and real property taxes, assessments and other governmental charges and levies, of any kind or nature whatsoever (including, without limitation, regular and special assessments, impact fees, fees, levies and charges imposed for public improvements or benefits, or for public services such as fire protection, parking, street, sidewalk and road maintenance or refuse removal, including without limitation those enumerated in
Section 5.3 as being Tenant's sole responsibility, and interest on unpaid installments) which may be levied, assessed or imposed, or become liens upon or arise out of the use, occupancy, ownership, or possession of the Premises, and which accrue during or are allocable to the Lease term. All Taxes paid or payable by Tenant shall be paid in such a manner that they inure to the benefit of the Premises and/or Landlord. The Taxes which relate to real property interests are sometimes referred to hereinafter as "Real Property Taxes." Taxes for the entire calendar year during which the Commencement Date occurs will be Tenant's responsibility and there shall be no proration thereof whatsoever. If because of any change in the taxation of real estate any other tax or assessment (including, without limitation, any occupancy, gross receipts or rental tax but excluding Landlord's Taxes, as hereafter defined) is imposed upon Landlord or the owner of the land and/or buildings, or upon or with respect to the land and/or building or the occupancy, rents or gross income therefrom, in lieu of, or in the substitution for, or in addition to, any of the foregoing taxes, such other tax or assessment shall be deemed part of the taxes. The term Taxes shall not, however, include inheritance, estate, succession, transfer, gift, income or excess profits taxes imposed upon the Landlord ("Landlord's Taxes"), as distinguished from taxes arising from the use or ownership of the Premises.

                  6.2 Tenant Payments. In addition to the payment of taxes as hereinabove provided, Tenant covenants and agrees to pay, or cause to be paid, before any fine, penalty, interest or cost may be added thereto, all license and franchise taxes of the Tenant, all personal property taxes, assessments, water rents, sewer rents and charges, and other governmental charges which are levied, assessed, imposed or become a lien upon the Premises or the contents thereof (excluding Landlord's Taxes). Without limiting the generality of the payments of other taxes contained in this Section 6.2, Tenant will make all payments to maintain in a current status all permits and licenses necessary to continue the operation of the licensed gaming establishment from the Premises.

                  6.3 Direct Payment by Tenant. Tenant shall make timely payment of all Taxes, and provide to Landlord prior to the last day for payment of the Real Property Taxes without penalty or interest, a photostatic copy of the receipts showing payment of the same. The Taxes related to personal property interests shall all be paid directly by Tenant. Tenant may pay any Taxes in installments if permitted by law. The Landlord shall promptly deliver to the Tenant any tax bill received by the Landlord covering only the Premises.

                  6.4 Tenant's Right to Contest Taxes. Without limiting the right of the Landlord to contest any Real Property Taxes levied against the Premises, the Tenant shall have the right, at its sole expense, to contest any Taxes (including, without limitation, any valuations serving as the basis for the same) payable by the Tenant by the commencement and prosecution, in good faith and with due diligence, of appropriate legal proceedings, provided that the commencement and prosecution of such legal proceedings does not jeopardize the Landlord's interest in the Premises during the pendency of the proceedings, and that the Tenant makes timely payment of the Taxes if the Tenant loses the contest or there is any risk whatsoever that the Premises may be sold as a result of such non-payment of taxes. Tenant shall advise Landlord prior to instituting any such contest and shall as a condition of exercising such right provide Landlord such reasonable assurance as it may request that such contest will be in compliance with the provisions of this Section 6.4. Landlord, at Tenant's sole cost and expense, shall reasonably cooperate with Tenant in any such contest, shall join in the contest if requested by Tenant, subject to the provisions of Section 17.19, and shall execute and deliver such documents

                                                                 Initial _______
and instruments as may be necessary or appropriate for prosecuting an effective contest.

         7.       Insurance Coverage.

                  7.1 Tenant's Liability Insurance. The Tenant shall at all times carry and maintain, at its sole cost and expense commercial general liability insurance, insuring the Tenant for at least Three Million Dollars ($3,000,000.00) bodily injury liability for any one occurrence, including at least One Million Dollars ($1,000,000.00) broad form liability coverage for damage to property, and Three Million Dollars ($3,000,000.00) general aggregate coverage insuring against any and all liability of the Tenant with respect to the Premises, or rising out of the maintenance, use or occupancy of the Premises, including, without limitation, insuring against bodily injury, death, personal injury and property damage. Tenant shall also carry dram shop insurance for uses involving the sale of beer, wine and alcoholic beverages, with limits for individual recovery at not less than One Million Dollars ($1,000,000.00).

                  7.2      Property Insurance.

                           A.       Construction.  During the construction of
any New Improvements, Tenant shall maintain builder's risk insurance against "all risk" of physical loss, including without limitation the perils of collapse and transit (excluding flood and earthquake), with reasonable deductibles covering the total cost of work performed, equipment, supplies and materials furnished on a replacement cost basis, excluding elements of work not normally replaced after a casualty, such as foundations, caissons and piers. Tenant shall also maintain insurance covering the cost of delay in completion of said construction caused by the "all risk" perils referred to in subsection B below.

                           B.       Operations.  At all times during the Term,
Tenant shall obtain and maintain "all risk" insurance coverage at replacement cost of building and contents against loss or damage. The policy shall also contain endorsements for flood, if applicable, and boiler and machinery. The insurance shall also cover the Premises and all fixtures, contents and building equipment (such as heating, ventilating, air conditioning, mechanical, electrical and plumbing equipment and the like), and improvements and alterations made to the Premises, in an amount equal to one hundred percent (100%) of replacement cost (excluding foundation and excavation, but including demolition, debris removal and regrading). Such policies shall contain a "Replacement Cost Endorsement." Subject to the provisions of Article 9, all proceeds of such insurance shall be used by the Tenant for the use of repairing and restoring the items covered thereby in accordance with the provisions of this Lease. The other terms of coverage for the property insurance (excluding amounts of coverage, which are governed by Section 7.3.B below) shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant shall obtain and maintain during the Term, combined rental income and/or business interruption insurance against loss of Tenant's income for a period of twelve
(12) months due to the perils covered by the insurance referred to herein, in an amount sufficient to cover the Rent payable under the terms of this Lease.

                  7.3 Limits of the Policies. The limits of the liability and property policies shall be reasonably increased from time to time to meet changed circumstances as set forth below:

                           A.       Liability Coverage Limits.  The minimum
policy limits set forth above shall be subject to increases in amounts as Landlord may reasonably require, but not more frequently then every three (3) years at the time of the annual renewal of said policy; provided, however, that such increased amount shall not exceed the amount of coverage generally carried by owners or operators of similar buildings having similar uses in the Black Hawk and Central City areas from time to time Landlord shall give Tenant at least thirty (30) days prior notice of any requested changes.

                                                                 Initial _______

                           B.       Property Coverage Limits.

                                    (i)  As of or prior to renewal, all property
insurance policies required by Section 7.2 above shall be indexed annually to reflect a current replacement cost based on the Marshall Swift Index or some other index reasonably designated by Landlord.

                                    (ii)  The provisions of this Article 7 do
not affect or limit the Tenant's obligations under Article 9, nor relieve the Tenant from any responsibility for having insured for less than full replacement cost if, after a loss, the Improvements or other Improvements are found to be under-insured. Whenever any amount of property insurance is required to be changed pursuant to the provisions of this Section 7.3., the limits of the policy shall be endorsed to provide for the agreed upon replacement cost, and Tenant shall furnish Landlord with written evidence of such change within thirty
(30) days after the change is to take effect. Provided that the same are to be applied to restoration under the terms of this Lease, any proceeds of property insurance received in advance of actual repair of loss shall be deposited in a bank or trust company as insurance trustee, designated by the Tenant, with the Landlord's approval, which approval shall not be unreasonably withheld, pursuant to a notice given to the insurance companies and to the Landlord promptly following the occurrence of the casualty, which bank or trust company shall have its principal office in Denver, Colorado, and must have a capital and surplus account according to its last public statement in excess of Twenty-Five Million Dollars ($25,000,000.00).

                  7.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other subtenant or occupant of the Premises, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other subtenant or occupant of the Premises, for any loss or damage to such waiving party arising from any cause covered by any "all-risk" or other property coverage required to be carried by such party pursuant to this Lease or any other property insurance actually carried by such party, to the extent of the limits of such coverage. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements for those insurance policies which are referenced in the foregoing waiver.

                  7.5 Mutual Cooperation. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

                  7.6 Policies of Insurance. Tenant shall pay the cost of all insurance premiums for insurance required under this Article 7. In the event that the Tenant fails to procure and maintain any insurance required by this
Article 7, or fails to carry insurance required by law or governmental regulation, the Landlord may at any time (but without any obligation to do so), procure such insurance and pay the premiums for the insurance, provided the Landlord has given the Tenant ten (10) days prior written notice of its intention to do so. In such event, the Tenant shall repay the Landlord all sums so paid, together with interest as provided in Section 17.12 and any reasonable incidental out-of-pocket costs or expenses incurred by the Landlord in connection with the procurement of such insurance, within thirty (30) days following the Landlord's written demand to Tenant for such repayment. All policies of insurance required by this Article 7 shall be issued by insurance companies with a rating of not less than A-14 as rated in the most currently available "Best's Insurance Report" (or a then-equivalent rating from such service or from a similar service, if such rating or reporting service is no longer available), and qualified to do business in the State of Colorado and shall be issued in the name of the Tenant as the named insured and the Landlord as a additional insured thereunder as to liability and the Premises and an additional interested party as to personal property. Tenant shall provide evidence to Landlord of the rating and qualification of Tenant's insurance carrier annually. Executed copies of such policies of insurance shall be delivered to the Landlord within ten (10) days after the delivery of possession of the Premises to the Tenant, and thereafter within thirty (30) days subsequent to the

                                                                 Initial _______
renewal of each insurance policy. As often as any such policy shall expire or terminate, the Tenant shall procure and maintain renewal or additional policies in a like manner and to a like extent. All such policies shall contain a provision that the company writing the policy will give the Landlord thirty (30) days written notice in advance of any cancellation or lapse of the effective date, any reduction in the amounts of insurance or any material change in the coverage, and shall provide further that any losses shall be payable notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of said insurance. All comprehensive general liability and other property policies shall be written as primary policies and are not to be construed as being in excess of coverage which the Landlord may carry, at its sole option.

                  7.7 Mortgagees as Insureds. Landlord acknowledges and agrees that Tenant may name the holder of any Leasehold Mortgage as an additional insured in connection with any property or liability policy of any nature which Tenant maintains in connection with the Premises.

                  7.8 Indemnification of Landlord. Except to the extent caused by the gross negligence wilful misconduct of the Landlord or its employees or members, to the fullest extent permitted by law, Tenant hereby agrees to defend (with counsel approved by Landlord, which approval shall not be unreasonably withheld), indemnify and hold Landlord, its members, and employees, harmless from and against any and all liability, claims, damage, penalties, actions, demands or expenses of any kind or nature, including, without limitation, damage to any property (including Landlord's but subject to the waiver in Section 7.4) and injury (including death) to any person, arising from, in connection with or concerning this Lease, Tenant's use or occupation of the Premises or the Improvements, or from any activity, work or things done, permitted or suffered by Tenant or any omission of Tenant on or about the Premises or the Improvements or elsewhere, or from any breach or default by Tenant in the performance of any of its obligations hereunder, or any of the foregoing acts or omissions by any of Tenant's agents, employees, contractors, subcontractors or invitees, or from any litigation concerning any of the foregoing in which Landlord is made a party defendant. This, obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made. Tenant agrees that its obligations shall survive the expiration or earlier termination of this Lease.

                  7.9 Compliance with Insurance. Throughout the Term of this Lease, Tenant, at its sole expense, will comply promptly and fully with the provisions of any policy of insurance covering any or all of the Premises as required, pursuant to the provisions of this Article 7 to be maintained by the Tenant, whether such provisions relate to all or any portion of the Premises or the use or manner of use thereof, and relate to matters which are foreseen or unforeseen.

         8.       Utilities.

                  8.1 Service Lines and Taps. Tenant shall bear all costs and expenses related to extension, upgrading, and or upsizing any existing utility lines serving the Premises. Further, Tenant at its sole cost and expense shall be solely responsible for applying for and obtaining all taps, fees and or permits necessary to enable the Premises to be served by utilities.

                  8.2 No Warranty. Landlord does not warrant or guarantee the continued availability of any or all of the utilities. In no event shall the interruption, diminution or cessation of such utilities be construed as an actual or constructive eviction of Tenant nor, except as expressly provided herein regarding an abatement of Rent, shall Tenant be entitled to any abatement of its obligations under this Lease on account thereof. In the event that a deposit is required by a public or quasi-public body in order to obtain such utilities, Tenant agrees and covenants to pay such charge or deposit (or its share thereof); such deposit shall remain the property of Tenant and be refunded to Tenant, in the event such deposit becomes refundable at any time. Any money so paid shall not entitle Tenant to an offset or reduction of any rent liability hereunder, nor shall Landlord be obligated to return, repay or credit Tenant for any such


                                                                 Initial _______
deposit (except and unless such deposit is refunded to Landlord).

                  8.3 Payment for Service. The Tenant shall pay or cause to be paid, before any notice of delinquency, at its sole cost and expense, all charges for water, gas, heat, electricity, power, telephone or any other communications services, sewer service charges and any other utilities charged or attributable to the Premises, and all other charges for services or utilities of any kind or nature used in, upon or about the Premises by the Tenant, including the cost of installing meters for such utility charges. Notwithstanding the foregoing, the Tenant shall have the right to contest any such charges so long as Tenant diligently prosecutes the same pursuant to appropriate legal proceedings. If any such charge leads to a mechanic's or other lien claim against the Premises, such contest shall also be conducted in conformity with the standards hereof for contesting mechanic's lien claims. The Tenant or its permitted subtenants or assigns shall contract in their name for and promptly pay all such utility charges.

                  8.4 Interruption of Services. If provision of utilities to the Premises is interrupted to the extent that Tenant cannot operate the Casino, due to no fault of Tenant's, its agents or employees for a period of twenty (20) consecutive days then Tenant's obligation to pay Rent shall be abated following the 20th day of such interruption until the same are restored.

         9.       Damage by Fire or Other Casualty.

                  9.1      Restoration.

                           A.       Tenant's Obligation.  If the Improvements
shall be damaged by fire or other casualty, the Tenant shall with the proceeds of all insurance policies maintained pursuant to Article 7, cause the damage to be repaired to the extent such proceeds are available. Provided, however, the amount of any deductible, any insurance proceeds taken by a Leasehold Mortgagee, and any amounts attributable to Tenant's having failed to maintain insurance in accordance with the requirements of this Lease shall be Tenant's responsibility and construed as a part of the "available insurance proceeds." All insurance proceeds shall be used solely for the purposes of repair and restoration of the Premises. Subject to the following provisions of this Article 9, neither this Lease nor the Rent payable by the Tenant to the Landlord shall be affected by any damage or destruction of the Premises.

                           B.       Landlord's Contribution.  If the cost of
repairing and restoring the Premises exceeds the available insurance proceeds, ("Restoration Shortfall") then Landlord and Tenant shall contribute equally to the Restoration Shortfall and Landlord will make available to Tenant Landlord's share of the Restoration Shortfall, within 30 days following Landlord's receipt of reasonable evidence of such amount and confirmation that all available insurance proceeds have been expended for such repair and restoration by Tenant in accordance with the provisions hereof and that Tenant has contributed its share of the Restoration Shortfall.

                  9.2 Termination by Tenant or Landlord/Extension for Repair Period.
         Notwithstanding the provisions of Section 9.1 above, if the Restoration Shortfall exceeds $200,000 in the aggregate, and neither Landlord nor Tenant elect (which they shall have the right, but not the obligation to so do by notice to the other within 15 days of determination of the Restoration Shortfall) to contribute more than their respective share of the Restoration Shortfall, then within 30 days following the determination of such facts, either Landlord or Tenant shall have the right by written notice to the other party to terminate this Lease, in which event such termination will be deemed effective as of the date of the casualty. If the provisions of the preceding sentence are applicable, and no notice of termination is given, then it shall be presumed that both parties have agreed to contribute 50% of the entire Restoration Shortfall and the provisions of Section 9.1 above shall control. Alternatively, if either Landlord or Tenant elects to exercise its right to terminate, and the other party elects to make an additional contribution to the Restoration Shortfall (which election must be made within 15 days following receipt of the termination notice), than Tenant shall proceed to repair and restore the Improvements as required herein. Further, in the event of a casualty, Tenant shall have an


                                                                 Initial
                                                                         -----
election to extend the term of this Lease for any qualifying casualty that occurs within any Lease Year of the Term for a period of time equal to the time required to repair or restore the Premises to their condition existing prior to the occurrence of such casualty. It being the intent of all parties hereto that Tenant shall be entitled to the full Term contemplated herein of operation. Such right to extend the term hereof for such period of time must be exercised, if at all, not later than 30 days following the date of such casualty.

         10. Condemnation.

                  10.1 Total Condemnation. If during the Term of this Lease, the whole or substantially all of the Premises, including the Improvements, shall be taken for a public or quasi-public use by the exercise of the power of eminent domain or by purchase under threat of condemnation, this Lease shall terminate on the date the condemning authority actually takes possession of the real property and the Rent and other sums and charges required to be paid by Tenant hereunder shall be appropriately prorated and paid to such date of taking. In the event of any such taking, Landlord and Tenant shall together make one claim for an award for their combined interests in the Premises and the Improvements, including any award for severance damages if less than the whole shall be so taken. The net award and proceeds received (after reduction of reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys' fees and experts' fees) shall be paid in the following order:

                           A.       First, Landlord shall receive an amount
equal to the fair market value of the Premises (as of the date of such condemnation), such fair market value to be determined based on the Premises in an improved condition (based on the Improvements in place as of the Commencement
Date) at its highest and best use without consideration of this Lease together with the value of Landlord's reversionary interest in the New Improvements (to the extent they added to or increased the value of the Improvements existing on the Commencement Date) which Tenant has made during the Term. Such reversionary interest shall be determined based upon the number of months elapsed during the Lease Term from the Commencement Date to the date of the condemnation compared to the number of months during the entire Term (including the First (or Second) Extension Term, as applicable, if the time period for waiver has occurred prior to the occurrence of such condemnation and same has not been timely waived). For example, if such total condemnation occurred during the 18th month of the First Extension Term, the value of the New Improvements accruing to Landlord would be 78/120ths of the total value, with the balance of such value (42/120) accruing to Tenant (the aggregate of the land and reversionary value may be referred to in this Lease as the "Landlord's Value").

                           B.       Second, the mortgagees of the Leasehold
Mortgage shall receive, in the order of the priority of their mortgages (first mortgage, second mortgage, etc.), the unpaid principal and interest and other indebtedness secured by such Leasehold Mortgage.

                           C. Third, the balance of such award shall belong to
Tenant.

                  10.2 Partial Condemnation. If less than the whole or substantially all of the Premises shall be taken for any public or quasi-public use under the power of eminent domain or by purchase under threat of condemnation, this Lease shall continue in force and effect, and Tenant shall give prompt notice thereof to Landlord and shall proceed, with reasonable diligence, to perform any necessary repairs and to restore the Premises to an economically viable unit in strict accordance with all governmental regulations and as nearly as possible to the condition the Premises were in immediately prior to such taking; provided, however, if the proceeds are insufficient for the repair and restoration of the Premises, then the shortfall shall be deemed to be a Restoration Shortfall, and the provisions set forth above in Sections
9.1 and 9.2 shall apply with respect to the respective rights and obligations of Landlord and Tenant to contribute to any Restoration Shortfall or to terminate this Lease. All awards payable as a result of any such taking, including severance damages (after deducting reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys' and experts' fees) shall be paid in the following order:

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                                       16

                           A.       First, to Tenant, or as Tenant may direct,
as the restoration of the portion of the Premises not taken progresses, to pay or reimburse Tenant for the costs of such restoration. However, if Tenant does not promptly commence and thereafter complete the restoration required by this Section and Landlord shall have caused the termination of the Lease by reason thereof, such award shall be paid to Landlord upon termination of this Lease.

                           B.       Second, to Landlord an amount equal to
Landlord's Value times a fraction, the numerator of which is the number of square feet contained in the portion of the Premises so taken, and the denominator of which is the number of square feet contained in the Premises; plus any accrued but unpaid Rent.

                           C.       Third, to the mortgagees whose Leasehold
Mortgages encumber Tenant's leasehold estate (in the order of the priority of their mortgages) to the extent required under the terms and provisions of such mortgages.

                           D.       The remainder of the award shall belong
to Tenant.

                  10.3 No Reduction of Rent. There shall be no reduction in Rent as a result of any such condemnation, unless more than 10% of the floor area of the Improvements are permanently taken, in which event the Base Rent shall be reduced proportionately based on the total square footage of the Improvements so taken compared to the total square footage of the Improvements immediately prior to the taking.

                  10.4 Substantially All. As used herein, a taking of substantially all of the Premises shall mean a taking of such portion of the Premises (but less than the whole thereof) or all or such portion of the appurtenances to the Premises, areas outside the boundaries thereof, or rights in adjoining streets as leaves remaining a balance which cannot be economically operated in Tenant's opinion for the purpose for which the Premises was operated prior to such taking. Any other taking of a portion of the Premises, appurtenances, areas outside the boundaries thereof, or rights in adjoining streets, other than a taking of the whole or substantially all (as defined above) of the Premises shall be deemed a taking of less than substantially all of the Premises.

                  10.5 Temporary Condemnation. If the temporary use of the whole or any part of the Premises shall be taken, this Lease shall not be affected in any way and Tenant shall continue to pay all Rent payable by Tenant hereunder, and Tenant shall receive any award therefor. A temporary taking shall be one that is of ninety (90) days or less duration.

                  10.6 Pending Proceedings with the City of Black Hawk. Landlord and Tenant acknowledge that there is currently a proceeding/dispute with the City of Black Hawk (the "City") regarding the economic effects and resulting costs of certain actions it has taken in connection with widening and raising certain roads abutting the Premises ("Pending Claim"). Landlord and Tenant agree that Landlord has heretofore and will continue to pursue the Pending Claim. All costs associated with the actual repair, and restoration and remodeling work performed as a result of the raising of Main Street, all costs associated with the Pending Claim (including in kind costs incurred by Landlord and/or Tenant prior to the date hereof in connection with such matter) and all costs associated with any acquisition of Backus Street adjacent to the Parking Lot and/or Backus Property which are incurred as a result of the City's agreement to allow such acquisition (collectively "Claim Costs") will be borne equally by Landlord and Tenant. Landlord and Tenant acknowledge that certain of the Claim Costs have been incurred prior to the Commencement date and as to certain of such Costs, Tenant will seek and may obtain reimbursement from the tenant under the Existing Lease. Landlord's right to receive contribution from Tenant for Tenant's share of all Claim Costs is not conditioned or dependent on such prior tenant performing its obligations or making any payments it has agreed to make to Tenant. To the extent either Landlord or Tenant has incurred any Claim Costs, the party seeking reimbursement thereof will provide the other party with an itemized statement for

                                                                 Initial _______
such costs and expenses and the party obligated to make such reimbursement will do so promptly upon receipt of such statement(s), from time to time. To the extent that there is any recovery attributable to the Pending Claim, the amount of such recovery will be split equally between Landlord and Tenant. Any award given shall first be applied towards the reimbursement of expenses incurred by Landlord and/or Tenant in connection with the Pending Claim. Services performed by Landlord's members or Tenant's employees shall be compensated at the rate of $100 per hour.

                  10.7 Proceedings. In any condemnation proceeding affecting the Premises which affects the interest of Landlord and Tenant herein, both parties, as well as any mortgagee, shall have the right to appear in and defend against such action as they deem proper in accordance with their own interest. To the extent possible, the parties shall cooperate to maximize the award payable by reason of the condemnation. Issues between Landlord and Tenant required to be resolved pursuant to this Section shall be joined in such condemnation proceeding to the extent permissible under then applicable procedural rules of such court of law or equity for the purposes of avoiding multiplicity of action and minimizing the expenses of the parties, or in the absence of any appropriate proceeding or if the issue in dispute cannot be joined in such proceedings, such issue shall be determined by separate proceedings.

         11.      Assignment, Subletting, and Encumbrancing.

                  11.1     Assignment and Subletting.

                           A.       Approvals Required.  Except as provided in
Section 11.3 below, the Tenant shall not assign or transfer this Lease, or any interest in this Lease, and shall not sublet the Premises or any part of the Premises without, in each case, first obtaining the prior consent of the Landlord, which shall not be unreasonably withheld if the proposed assignee or subtenant:

                                    (i) has sufficient financial capabilities
for performing Tenant's obligations under this Lease or the subtenant's obligations under the sublease, whichever is applicable;

                                    (ii)  has sufficient experience in
operating, managing and maintaining similar gaming establishments to provide reasonable assurance to Landlord that there will be no interruption of or diminution of the Rent; and

                                    (iii) is qualified to obtain all licenses
required for such assignee to operate the Premises in the manner required hereunder.

Landlord's approval shall be deemed given if it does not give written notice of disapproval within twenty (20) days after Tenant gives notice requesting such approval; provided, that such period shall be forty-five (45) days in the case of any assignment by Tenant of all of its rights and interests hereunder. If all such licenses are not timely obtained, such approval shall be deemed withdrawn upon written notice from Landlord to Tenant.

                           B.       Effect of Assignment.  If Tenant attempts to
make any assignment or subletting without the requisite consent, if any, of the Landlord, such assignment or subletting shall be void. Any consent by Landlord to any assignment of this Lease or any consent by Landlord to any sublease of the Premises shall not constitute a waiver by the Landlord of the provisions of this Section 11 as to subsequent transactions of the same or similar nature. Notwithstanding any assignment or subletting, including any under the provisions of this Section 11.1 or Section 11.3 below. Tenant shall remain liable for the full performance of the terms, conditions and obligations under this Lease unless Landlord otherwise expressly provides to the contrary by written agreement. Any assignee or subtenant shall be bound by the use limitations in
Section 1.2 hereof.

                                                                 Initial _______

                  11.2     Financing.

                           A.       By Landlord.  Landlord shall have the right
to subject Landlord's interest herein to a mortgage or deed of trust, or to effect a sale, conveyance or assignment of its interest in the Premises in whole or in part, provided that: (a) Tenant's gaming and liquor licenses are not suspended, terminated or otherwise adversely affected as a result of such action; (b) such mortgage, deed of trust, or transfer shall be subordinate to and subject to the terms and provisions of the Lease and Tenant's rights and remedies under the Lease; and (c) Landlord gives prior written notice to Tenant of all terms and provisions of such mortgage or deed of trust (including documents incorporated therein by reference), and upon the occurrence of a sale, transfer or conveyance and provides reasonable evidence that the terms of (a) and (b) are met. The mortgagee or holder of the beneficiaries rights under a deed of trust entered into in accordance with the terms of this Section is referred to in this Lease as a "Fee Mortgagee" and such document is referred to as a "Fee Mortgage." If the interest of Landlord is transferred to any person, firm, conveyance or corporation by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, by delivery of a deed in lieu of such foreclosure or other proceedings, Tenant shall immediately and automatically attorn to such person, firm, company or corporation, subject to the provisions of this Lease. No such transfer may be made which would in any way prevent or impair Tenant's ability to operate the Premises in the manner provided herein.

                           B.       Tenant's Rights.  Tenant may, at any time or
from time to time mortgage the leasehold estate, so long as Tenant is in compliance with all terms, conditions, and provisions of this Lease. In no event shall Landlord have any obligation to subject its interest in the Premises or this Lease to the lien of any mortgage by Tenant incurred in connection with financing construction of improvements on the Premises or otherwise. Such right of Tenant to mortgage the leasehold estate shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions. Any such mortgage shall be expressly subject to the provisions of this Lease, shall not to any extent encumber all or any portion of Landlord's interest in the Premises. Any such leasehold mortgage shall provide:

                                    (i)  The indebtedness secured thereby shall
be payable in equal regularly amortizing installments that will give rise to a full repayment and extinguishment of the indebtedness no later than the expiration of the Initial Term;

                                    (ii) The principal amount of the loan will
not exceed the fair market value of the leasehold estate for the Initial Term.

The loan documents shall specifically provide that any condemnation or insurance proceeds available as a result of an action in eminent domain or insured casualty shall be made available to Tenant to repair and restore the Improvements in accordance with this Lease, unless Landlord agrees to the contrary, which it shall have the right to do in its sole discretion. The documents evidencing any such leasehold mortgage shall be subject to the prior written approval of Landlord which approval shall not be unreasonably withheld or delayed; upon approval by Landlord in accordance with the terms hereof, any such leasehold mortgage shall be deemed a "Leasehold Mortgage" hereunder. Each mortgagee under a Leasehold Mortgage (hereinafter referred to as a "Leasehold Mortgagee") shall be deemed to have agreed that in the event of any default of this Lease which is not cured as provided herein (unless such default is not required to be cured by the Leasehold Mortgagee), following which a termination of this Lease b Landlord occurs, the Leasehold Mortgagee shall not thereafter have any rights whatsoever in this Lease, or in the Improvements, or Premises, all interest having reverted to Landlord as a result of the termination of this Lease, and upon request of Landlord, the Leasehold Mortgagee will execute any releases and similar documents requested by Landlord to evidence such termination any reversion of Tenant's interest. A Leasehold Mortgagee shall be deemed to have agreed to reimburse Landlord for all reasonable costs, including attorneys' fees, incurred by Landlord in obtaining such releases and similar documents if such documents are not delivered to Landlord within ten (10) days following written request therefor. In the event of any default by Tenant

                                                                 Initial _______
under this Lease, Landlord shall give to any Leasehold Mortgagee notice (sent in the manner described below, addressed to any address designated by such mortgagee) of any defaults of Tenant concurrently with giving notice thereof to Tenant, and an opportunity shall be afforded to such mortgagee to cure such default as provided hereinafter, including time to obtain possession of the Premises if this should be necessary to effect a cure. Notwithstanding anything contained herein to the contrary, there shall not be any obligation on Landlord to give notice to any a Leasehold Mortgagee unless either Tenant or such mortgagee shall have given Landlord notice in the manner herein provided of the name and address of the Leasehold Mortgagee.

                           C.       Leasehold Mortgagee's General Cure Rights.
Landlord, prior to terminating this Lease or exercising any other right or remedy hereunder for a default by Tenant (as defined in Section 16 hereof), shall give each Leasehold Mortgagee written notice of the pertinent default by Tenant and thirty (30) days thereafter in which to cure the same, or, if the subject default by Tenant is of such a nature that the same cannot reasonably be cured within said thirty (30) day period, then the Leasehold Mortgagee's cure period shall be extended for so long as the Leasehold Mortgagee diligently pursues the cure to completion, for a period not to exceed ninety (90) days. Furthermore, in the event this Lease is terminated in accordance with this Lease or by provision of law, or in the event Landlord dispossesses Tenant pursuant to
Section 12.2 hereof, Landlord shall give each Leasehold Mortgagee written notice thereof within ten (10) days prior to the termination or dispossession. Landlord and Tenant agree that any mutual termination, cancellation or rescission of this Lease by Landlord and Tenant shall be effective only if the same is given the prior written approval of any Leasehold Mortgagee.

                  11.3 Permitted Assignment by Tenant. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right without obtaining Landlord's prior consent, or requiring compliance with Section 16.2 below, to assign, transfer or sublet all or any portion of its interest herein to any subsidiary or affiliate 100% owned by the Tenant or Guarantor, or entity which acquires 100% of Tenant's or Guarantor's stock or assets by way of merger or otherwise; provided in each instance, Tenant provides Landlord with not less than thirty (30) days prior written notice of such intended transfer and provides reasonable evidence that any such assignee or transferee meets the requirements set forth in Section 11.1 above. In no event will such assignment operate as a release of Guarantor hereunder.

                  11.4     Transfers by Landlord.

                           A.       Notwithstanding anything to the contrary set
forth herein, Landlord shall have the right without requiring compliance with
Section 16.2 below, to assign, transfer, or otherwise convey all or any portion of its interest herein to any subsidiary or affiliate 100% owned by the Landlord or entity which acquires 100% of Landlord's assets by way of merger or otherwise. Following compliance with Section 16.2, below, nothing in this Lease shall restrict the right of Landlord to sell, convey, assign or otherwise deal with the Premises or this Lease subject to the terms and provisions of this Lease.

                           B.        Subject to the terms of this Section 11.4,
a sale, conveyance or assignment of the Premises or this Lease shall operate to release Landlord from liability which arises hereunder from and after the effective date of such sale, conveyance, or assignment. In no event shall Landlord be relieved of any liability to Tenant arising prior to the effective date of such sale, conveyance or assignment. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder provided that such successor attorns to Tenant and any funds in which Tenant has an interest in the hands of Landlord or the then grantor at the time of such transfer shall be turned over to the grantee. Nothing contained herein shall be applicable to a sale of the Premises to Tenant in accordance with the provisions hereof.

         12. Default by Tenant.

                  12.1 Defined. Any of the following events shall constitute a default under this

                                                                 Initial _______

Lease by the Tenant:

                           A.       The Tenant's failure to make any payment of
Rent or other payment required by this Lease when it is due and the continuance of such failure for a period of fifteen (15) days after the date such payment was due; provided, however, if Tenant has no actual or constructive knowledge of its obligation to pay any amount of Rent other than Base Rent or Percentage Rent, it shall not be deemed to be in default hereunder until fifteen (15) days following receipt of notice that such payment was required (there being no further grace period allowed for any such late payment of other amounts of
Rent).

                           B.       Following the Commencement Date, the
abandonment of the Premises by the Tenant, but not including mere vacation as may be necessary to facilitate the reoccupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms of this Lease, or except as caused by any casualty or condemnation or as ordered by any legal authority having jurisdiction (and not in response to a request of Tenant).

                           C.       The making by the Tenant of any general
assignment or general arrangement for the benefit of creditors; the filing by or against the Tenant of a petition to have the Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, such petition is dismissed within 90 days); the taking of any action by Tenant to authorize any of the foregoing actions on behalf of Tenant; the appointment of a trustee or receiver to take possession of substantially all of the Tenant's assets located at the Premises or of the Tenant's interest in this Lease (unless possession is restored to the Tenant within 60 days); or the attachment, execution or other judicial seizure of substantially all of the Tenant's assets located at the Premises or of the Tenant's interest in this Lease (unless such seizure is discharged within 30 days);

                           D.       Except as expressly permitted by the Section
hereof dealing with Assignment, any attempted assignment of this Lease or subletting of the Premises or any portion thereof (which term shall not include negotiations with a prospective assignee);

                           E.       The failure by the Tenant to observe,
perform or comply with any material term, condition or obligation in this Lease not already specifically mentioned in this Section 12.1, where such failure continues for thirty (30) days after the Landlord gives the Tenant written notice of such failure; provided, however, that if the nature of the Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then the Tenant shall not be in default if it begins to undertake action to cure the failure within the thirty (30) day period and thereafter prosecutes such cure to completion with due diligence and in good faith, such completion to occur within ninety (90) days; and provided further, that if Tenant's failure is in the giving of any notice or the doing of any task or thing at a particular time or times, then it shall be deemed a sufficient cure for the purposes hereof if such notice is given or thing is done within such thirty (30) day cure period (extended as may be necessary for the due diligence completion of any such thing to be done, but not to exceed ninety (90) days thereafter), notwithstanding that Tenant's performance thereof will not occur at the time or times specified herein. Any cure period shall terminate at any time that the subject breach becomes incurable or that the cure efforts become futile.

                           F.  Any material default or material failure by
Tenant to perform its obligations under any lease hereafter entered into with respect to the Parking Lot or the Backus Property or the Co-Ownership Agreement, which is not cured or remedied within applicable cure periods provided thereunder.

                  12.2 Landlord's Remedies. In the event of any default by the Tenant, after the expiration of applicable cure periods, the Landlord shall have the right, at its election, then or at any time thereafter, to exercise any one of more of the following remedies in accordance with applicable law:

                                                                 Initial _______

                           A.       At the Landlord's option, but without any
obligation to do so and without releasing the Tenant from any obligations under this Lease, the Landlord may make any payment or take any action to cure any such default by Tenant in such manner and to such extent as the Landlord may in good faith deem necessary or desirable. The Tenant shall then pay to the Landlord, within thirty (30) days after demand, all sums paid and costs and expenses reasonably incurred by the Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorneys' fees, together with interest as specified in Section 17.12. The actions which the Landlord is authorized to take under this Section 12.2 shall include but not be limited to commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Premises which the Landlord reasonably deems necessary to protect its interests in the Premises or under this Lease. In the case of any breach or default by Tenant, Landlord shall use reasonable efforts to mitigate its damages.

                           B.       By giving the Tenant written notice in
accordance with the Colorado forcible entry and detainer laws, the Landlord may terminate this Lease as of the date of the Tenant's default, or as of any later date specified in the notice and may demand and recover possession of the Premises from the Tenant. Upon receipt of such notice, the Tenant shall immediately surrender possession of the Premises to the Landlord. In surrendering possession, Tenant and its assignees, subtenants, licensees, and invitees, subject in all events to Landlord's rights under Section 17.22 below, shall be entitled to remove and retain all of their removable trade fixtures and other personal property located on the Premises, so long as the removal is completed within ten (10) days after the notice is given. In connection with such termination, the Landlord shall be entitled to recover from the Tenant as damages: (a) the worth at the time of the award of the unpaid Rent which is due and payable at the time of the termination; (b) the worth at the time of the award of the amount, if any, by which the unpaid Rent which would have been earned after termination until the time of the award exceeds fair rental value of the Premises for the same period; and (c) the worth at the time of award of the amount, if any, by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the fair rental value of the Premises for the same period. The computation of the Premises' fair rental value shall include deductions for Landlord's actual out-of-pocket costs of recovering possession of the Premises, reasonable expenses of reletting (including advertising), brokerage commissions and fees, reasonable costs of putting the Premises in good order, condition and repair (including necessary renovation and alteration of the Premises), reasonable attorneys' fees, court costs, all costs for maintaining the Premises, and all costs incurred in the appointment of and performance by a receiver to protect the Premises or the Landlord's interests under the Lease. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate specified in Section 17.12. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of Kansas City at the time of award.

                           C.       The Landlord may re-enter and take
possession of all or any part of the Premises, without further demand or notice (except as required by the Colorado forcible entry and detainer laws), and expel the Tenant or any party claiming any right to the Premises by or under the Tenant and may remove any personal property in the Premises (subject to the prior rights of the Tenant and those claiming by, through and under Tenant to remove and retain personal property, as set forth in Section 12.2(ii) above), without prejudice to any remedies for delinquent rent or right to bring any proceeding for breach of this Lease. Any such action by the Landlord shall not be construed as an election by the Landlord to terminate this Lease unless a written notice of such election is given to the Tenant. After recovering possession of the Premises, the Landlord shall use reasonable efforts to relet the Premises, at a commercially reasonable rent and on otherwise commercially reasonable terms giving consideration to the Improvements on the Premises, the uses specified in Section 1.2. The Landlord may make such repairs and alterations as may reasonably be necessary to accomplish such reletting, and the Tenant shall reimburse the Landlord within thirty (30) days after demand for all costs and expenses which the Landlord reasonably incurs in connection with such reletting. The Landlord

                                                                 Initial _______
shall collect and receive the rents from such reletting for the account of the Tenant. Notwithstanding the Landlord's recovery of possession of the Premises, so long as this Lease is not terminated, the Tenant shall continue to pay all Rent, and other amounts required to be paid if the repossession had not occurred, on the specified dates, less any amounts collected by the Landlord from reletting the Premises. It is expressly agreed and understood that active maintenance or preservation, or efforts to relet the Premises, or the appointment of a receiver at the initiative of the Landlord to protect the Landlord's interests under this Lease, shall not constitute a termination of this Lease. No surrender to Landlord of this Lease or of the Premises or the Improvements, or of any part thereof or any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord; and no act by Landlord or any representative or agent thereof, other than a written agreement and acceptance by Landlord, shall constitute an acceptance of any such surrender. In the event that there shall be any Leasehold Mortgage, the Leasehold Mortgagee must also consent to any such surrender.

                   12.3     Suspension of Landlord's Obligations.   In the event
of the occurrence of any of the defaults specified in Section 12.1, if the Landlord shall choose not to exercise its remedies under Section 12.2 hereof, or by law shall not be able to exercise such remedies, then, in addition to any other rights of the Landlord under this Lease or by law, and, until the subject default is cured, neither the Tenant, as debtor-in-possession, nor any trustee or other person acting on behalf of Tenant in any bankruptcy or similar proceeding affecting Tenant (the "Assuming Tenant"), shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant
(x) cures, or provides assurance that the latter will promptly cure, any existing default under this Lease, such cure to be completed within the time frames set forth in Section 12.1 above measured from the date of such assumption
(y) compensates, or provides adequate assurance that the Assuming Tenant will compensate, the Landlord for any pecuniary loss (including, without limitation, reasonable attorneys' fees and disbursements) resulting from such default, and
(z) provides adequate assurance of future performance under this Lease, including, without limitation, its ability to operate the Improvements in the manner contemplated herein.

                  12.4 Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceedings involving the Tenant, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved.

                  12.5 Remedies Cumulative. Each of the remedies described above, and all remedies available to Landlord at law or at equity for a default by Tenant, shall be cumulative with and in addition to one another and may be exercised simultaneously or successively, as the Landlord may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

         13. Default by Landlord.

                  13.1 Defined. Each of the following shall constitute a default by Landlord under this Lease:

                           A.       If the Landlord shall fail to pay when due
any amounts owing from the Landlord to the Tenant under the terms of this Lease, and such failure shall continue for thirty (30) days after Landlord is in actual receipt of written notice of such failure from the Tenant.

                           B.       If the Landlord fails to comply with any
material term, condition or obligation of the Landlord's in this Lease not otherwise mentioned in this Section 13.1, and such failure to comply continues for a period of thirty (30) days after the Tenant gives the Landlord written notice of such failure, unless such failure cannot reasonably be cured within such thirty (30) day period, in which event the cure period shall extend so long as Landlord

                                                                 Initial _______
begins to undertake action to cure such failure within such 30 days and thereafter prosecutes such cure to completion with due diligence and in good faith; and provided further, that if Landlord's failure is in the giving of any notice or the doing of any task or thing at a particular time or times, then it shall be deemed a sufficient cure for the purposes hereof if such notice is given or thing is done within such thirty (30) day cure period (extended as may be necessary for the due diligence completion of any such thing to be done) notwithstanding that Landlord's performance thereof will not occur at the time or times specified herein. Tenant waives the right to claim a constructive eviction hereunder unless Landlord has been given written notice of the facts giving rise to such claim and the opportunity to cure, as provided above.

                  13.2 Tenant's Remedies. Upon the occurrence of any default by Landlord, after the expiration of applicable cure periods, the Tenant shall have the right, at its election, then or at any time thereafter, to exercise any one or more of the following remedies:

                           A.       Tenant may, at the Tenant's option, without
obligation to do so and without releasing the Landlord from any obligation under this Lease, make any payment or take any action to cure any such default by the Landlord in such manner and to such extent as the Tenant may in good faith deem the same necessary or reasonable. The Landlord shall pay to the Tenant within thirty (30) days after demand for all sums paid and costs and expenses reasonably incurred by the Tenant in connection with such action, including reasonable attorneys' fees, together with interest on all sums as specified in
Section 17.12. Tenant at its election may also offset all such sums and interest against the Rent. Actions taken by the Tenant may include commencing, appearing in, defending, or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien affecting the Premises which the Tenant reasonably deems neces sary to protect the Tenant's interest in the Premises or under this Lease.

                           B.       By giving the Landlord written notice, the
Tenant may terminate this Lease as of the date of the default by the Landlord, or as of any later date specified in the notice, but only so long as Landlord's default causes a material impairment of the ability of Tenant to use, occupy and enjoy the Premises. The Rent shall be apportioned to the date of termination. In connection with any such termination, Tenant shall be entitled to recover as damages its direct proximate actual damages, including reasonable attorneys' fees (excluding, however, any resulting lost profits and consequential damages)
(a) the value of the right to use, occupy and enjoy the Improvements for what otherwise would have been the remainder of the Lease Term and also for any Extension Term (only if exercised as of such date), and (b) Tenant's reasonable costs and losses incurred in connection with the resulting relocation. Notwithstanding anything to the contrary provided in this Lease, it is specif cally understood and agreed, such agreement being primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, their successors, assigns, legally-appointed representatives, or any mortgagee in possession (for the purpose of this paragraph collectively referred to as "Landlord") with respect to any of the terms, covenants, and conditions of this Lease beyond their respective interests in this Lease and the Premises, and the Tenant shall look solely to the interest of Landlord in this Lease and the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exception whatsoever. Notwithstanding the foregoing, nothing shall prevent Tenant from naming Landlord personally in any action for injunctive relief or an action for the purposes of seeking a judgment against Landlord, provided that such judgment may be levied solely against Landlord's interest in this Lease and the Premises.

                           C.       Tenant may commence any permissible action
to specifically enforce any of Landlord's obligations hereunder (subject to the preclusion under Section 13.2(ii) above of lost profits or consequential damages in any case where Tenant terminates this Lease and the provisions of Section
13.2 above regarding limitation of Landlord's liability hereunder). In the case of any breach or default by Landlord, Tenant shall use reasonable efforts to mitigate

                                                                 Initial _______
its damages. If Landlord' interest in the Premises or any part thereof are at any time subject to a mortgage or a deed of trust and this Lease or the rentals due from Tenant hereunder are assigned as security for such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Article 13 only) and Tenant is given written notice thereof, including the address of such Assignee, then there shall be no default on the part of Landlord without Tenant first giving written notice thereof to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when said Assignee has made performance on behalf of Landlord, such default shall be deemed cured, provided that such performance has occurred within a reasonable period of time after receipt by Assignee of notice of default from Tenant.

         14. Estoppel Certificates. Each party (the "responding party") covenants and agrees to execute, acknowledge, and deliver to the other party, upon such party's written request (the " requesting party"), a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the date to which Rent has been paid; stating whether or not the responding party or, to the best of the responding party's knowledge, the requesting party is in default under this Lease (and, if so, specifying the nature of the default); and setting forth the status of such other matters as the requesting party may reasonably designate in writing. Landlord and Tenant agree that a failure by either party to deliver such a statement within fifteen (15) days after written request from the other party shall be conclusive that this Lease is in full force and effect without modification except as may be represented by the party requesting the certificate; that there are no uncured defaults by either party except as may be represented by the requesting party; that any representations by the requesting party with respect to Rent are true; and that any other matters designated for disclosure are in such status as may be represented by the requesting party.

         15.      Surrender.   Upon the expiration or earlier termination of
this Lease, or on the date specified in any demand for possession by Landlord after a default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord, with the Improvements as may then exist thereon.

         16.      Option to Purchase and Right of First Refusal.

                  16.1 Right to Purchase. Effective during the third, fourth and fifth Lease Years of the Initial Term, Tenant shall have the exclusive and irrevocable right, if timely exercised by Tenant, and provided that Tenant is not in default hereunder at said time, to purchase the Premises, Landlord's 50% ownership interest in the Backus Property and Parking Lot, consisting of the Casino's existing parking lot and the Backus Property, respectively described as Lots 6-8, Block 39 ("Parking Lot"), and the east half of Lot 11, Block 48 and Lot 1, Block 49 ("Backus Property"), City of Black Hawk, County of Gilpin, State of Colorado, together with all Landlord's rights in any easements, rights of way, and appurtenances, including any right of Landlord in any adjoining streets or alleys (collectively, "Option to Purchase"), on and subject to the terms and conditions set forth as follows:

                           A.       If Tenant desires to exercise the Option to
Purchase contained herein, it shall notify Landlord not less than one hundred eighty (180) days prior to the date Tenant desires to close the Option to Purchase, but in no event less than 180 days prior to the expiration of the Initial Term ("Exercise Notice"). If the Exercise Notice is received timely, and the closing occurs during the third Lease Year, the exercise price ("Exercise Price") shall be $5,800,000.00; or if the closing occurs during the fourth Lease Year, the Exercise Price shall be $5,974,000.00; or if the closing occurs during the fifth Lease Year, the Exercise Price shall be $6,153,220.00. If there are any Additional Costs, or any costs or expenses and/or in kind consideration paid by Landlord for improvements (not to exceed an agreed upon value, or if no agreement is reached between Landlord and Tenant then the amount of the appraised value thereof as accepted by the City), repairs, or replacements to either the Parking Lot or Backus Property pursuant to the separate lease(s) for said properties or the co-ownership agreement relating thereto, or incurred with respect to or in connection with the acquisition of Backus Street

                                                                 Initial _______
adjacent to the Backus Property or Parking Lot (subject to the market value limitations set forth above), (all such amounts together with the Additional Costs are referred to herein collectively as "Improvement Costs"), the respective Exercise Prices shall be increased according to the following formula: Exercise Price + Landlord's share of Improvement Costs + ((Landlord's share of Improvement Costs x 0.25% per month) x number of months from date of payment for Landlord's share of Improvement Costs). For example, if Landlord paid 50% of $200,000 in Improvement Costs on the first day of the 6th month of the Lease, and Tenant closed its Option at the end of the 30th month, Tenant's adjusted Exercise Price would be calculated at follows: $ 5,800,000 + $100,000 + (($100,000 x 0.25% per month) x 24 months) = adjusted Option exercise price. Upon exercising the Option, Tenant shall pay a non-refundable downpayment of $200,000.00 to Landlord to be applied against the Exercise Price and close the purchase no earlier than six (6) months after the exercise. Upon exercising the Option, Tenant shall continue to pay rent, which shall not be applied towards the Exercise Price. Tenant will use its best reasonable efforts to accommodate a 1031 exchange.

                  16.2 Right of First Refusal. If Landlord or Tenant desires to transfer, assign or otherwise convey all, or any portion of its respective interest herein, other than in the manner provided in Sections 11.3 or 11.4, the following provisions shall apply: the party desiring to sell its interest ("Selling Party") shall notify the other party ("Receiving Party") in writing (the "Notice") specifying the terms and conditions, and the price at which the Selling Party intends to offer its interest herein for sale (the "Terms"). The Receiving Party shall have thirty (30) days after receipt of the Notice within which to notify Sending Party that the Receiving Party desires to purchase the interest being offered on the Terms. If the Receiving Party fails to timely notify the Sending Party, the Sending Party shall be free to consummate a transaction with any third party or parties on the Terms (provided that the sales price is at least equal to ninety-six percent (96%) of the amount set forth in the Terms) at any time within the next six (6) months without reoffering the same to the Receiving Party. If no sale occurs within said six
(6) month period, then prior to consummating any transaction, the provisions of this Section shall be complied with again. If the Receiving Party timely notifies the Sending Party that it desires to exercise the right to purchase, the closing shall occur on the Terms within sixty (60) days of the date of giving of the Notice The First Right of Refusal shall exist during the Initial Term and all Extension Terms.

                  16.3 Terms of Sale. In the event of either the exercise by Tenant of its rights under Sections 16.1 or 16.2 above, the sale by Landlord to Tenant shall be subject to the following agreements:

                           A.       Title to the Premises, Backus Property and
Parking Lot ("Acquired Parcels") shall be conveyed by special warranty deed subject only to the Permitted Exceptions (as to the Premises) with standard printed exceptions deleted and as to the Backus Property and Parking Lot, all matters existing of record on the date the lease(s) of said parcels commenced and such other exceptions and matters arising by, through, under, or with the consent of Tenant. Landlord will pay for a title insurance policy (or reimburse Tenant for an equivalent amount) insuring title to the Acquired Parcels in an amount equal to the purchase price therefor, subject to all standard printed exceptions, the Permitted Exceptions, and the title exceptions delineated above; provided, however, if Landlord has contributed to the cost of Tenant's leasehold policy as provided above, then Landlord will only be responsible for the cost of the insurance required to be provided herein less any amounts previously contributed by Landlord toward Tenant's leasehold policy.

                           B.       All closing costs and recording costs shall
be allocated as customary in Colorado at the time of such sale and Buyer will be responsible for all transfer taxes, if any.

                           C.       Closing will occur through the title company
pursuant to closing instructions which will require that the title insurance company agree to insure title to the Acquired Parcels in the manner required herein prior to releasing any funds to Landlord.


                                                                Initial _______


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

         17. Miscellaneous.

                  17.1 No Implied Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant, or agreement contained in this Lease or to exercise any right or remedy in connection therewith, and no acceptance of full or partial payment during the continuance of any default by Tenant or default by Landlord, shall constitute a waiver of any such term, covenant, or agreement or any such right or remedy or any such default by Tenant or default by Landlord, it being understood and agreed by the parties hereto that any such waiver shall be effective only to the extent expressly and specifically set forth in a written instrument executed by the party against whom such waiver is sought. Any waiver of a default by Tenant or default by Landlord or any right or remedy applied thereto shall not serve to waive any other default by Tenant or default by Landlord or the same default by Tenant or default by Landlord arising in the future or other rights or remedies or the same rights or remedies as applied to any future default by Tenant or default by Landlord.

                  17.2 Survival of Provisions. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

                  17.3 Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors, and permitted assigns of the respective parties hereto. The terms, covenants, agreements, and conditions in this Lease shall be construed as covenants running with the Premises.

                  17.4 Recordation. This Lease shall not be recorded but at Landlord's or Tenant's request both Landlord and Tenant shall execute one or more memoranda leases to evidence and represent the provisions of this Lease, including the Option and Right of First Refusal. Landlord agrees to execute and deliver such memoranda in recordable form, in a form mutually acceptable to both Landlord and Tenant, approval shall not be unreasonably withheld

                  17.5 Notice and Demands. All notices required or permitted under this Lease shall be given by registered or certified mail, return receipt requested, postage prepaid, or by hand or commercial carrier delivery, or by telecopier directed as follows:

         If intended for Landlord, to:

                  c/o J. Scott Bradley
                  78436 U.S. Highway 40
                  P.O. Box 163
                  Winter Park, Colorado  80482
                  Telecopier number:  (970) 726-9522
                  Telephone number:   (970) 726-8000

         with a copy in each case to:

                  Sandy Gail Nyholm, Esq.
                  Isaacson, Rosenbaum, Woods & Levy, P.C.
                  633 17th Street, Suite 2200
                  Denver, Colorado  80202
                  Telecopier number:  (303) 292-3152
                  Telephone number:   (303) 292-5656


                                                                Initial _______

         If intended for Tenant, to:

                  c/o George J. Nelson
                  Concorde Cripple Creek, Inc.
                  3290 Lien Street
                  Rapid City, South Dakota  57702
                  Telecopier number:  (605) 342-0247
                  Telephone number:   (605) 341-7738

         and with a copy in each case to:

                  c/o Warren L. Troupe, Esq.
                  Morrison & Foerster L.L.P.
                  5200 Republic Plaza
                  370 Seventeenth Street
                  Denver, Colorado  80202-5638
                  Telecopier number:  (303) 592-1500
                  Telephone number:   (303) 592-1510

Any notice delivered by mail in accordance with this Section shall be deemed to have been duly given on the date such notice is actually received. Any notice delivered by telecopier in accordance with this Section shall be deemed to have been duly given upon receipt if concurrently with sending by telecopier receipt is confirmed orally by telephone and a copy of said notice is sent by certified mail, return receipt requested, on the same day to that intended recipient. Any notice delivered by hand or commercial carrier shall be deemed to have been duly given upon actual receipt. Either party, by notice given as above, may change the address to which future notices may be sent.

                  17.6 Time of the Essence. Time is of the essence under this Lease for the performance and observance of all obligations of the Landlord and Tenant hereunder, and all provisions of this Lease shall be strictly construed.

                  17.7 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

                  17.8 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, it being the intent of the parties hereto that the provisions of this Lease shall be enforceable to the fullest extent permitted by law. There shall be deemed substituted for any invalid or unenforceable provision a valid and enforceable provision as similar as possible to the invalid provision.

                  17.9 Governing Law. This Lease shall be interpreted and enforced according to the laws of the State of Colorado.

                  17.10 No Oral Amendment or Modifications. No provision of this Lease may be amended or modified except to the extent any such amendment or modification is expressly and specifically set forth in a written instrument executed by the party against whom the amendment or modification is sought.

                  17.11 Landlord's Activities. Tenant acknowledges that Landlord, or affiliates of Landlord now or may hereafter own or acquire other properties in the Black Hawk-Central City area. Landlord shall have the right to operate such other properties, directly or indirectly for purposes and in such manner as it may, from time to time, desire, and Tenant shall have no rights or interests whatsoever in said other properties.

                  17.12 Interest/Late Charges. In any case where (i) any installment of Rent is not paid within fifteen (15) days after the same is due, or (ii) any other sum or charge which is owing from Tenant to Landlord hereunder, or from Landlord to Tenant hereunder, is not paid within fifteen (15) days after the same is due and payable or within any cure period applicable thereto, whichever is later, then the delinquent Rent or other sum or charge shall thereafter bear

                                                                Initial _______
interest at the lessor of: an annual rate which is equal to ten percent (10%) over the prime commercial lending rate which is publicly announced or quoted from time to time by Key Bank, a national banking association (which rate will not necessarily be the most preferential rate granted by Key Bank to any of its customers), with changes in said annual rate to take effect automatically, without any notice between the parties hereto, upon the public announcement or quotation of changes to said prime rate; or the highest rate allowed by applicable Colorado usury limitations then in effect. If the prime rate of Key Bank ceases to be made available for any reason, then in lieu thereof Tenant may select the prime commercial lending rate of another national banking association or a federally chartered savings and loan association doing business in the Denver metropolitan area (including Boulder), which selection shall be made by Landlord giving Tenant notice thereof. In addition, any Rent not paid within 15 days of the due date thereof shall bear a late charge equal to 5% of the delinquent amount, and the entire amount due, together with such late charge must be paid in order to remedy any such late payment.

                  17.13 Integration. This Lease, the Exhibit hereto and the other documents expressly referenced herein constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and any extrinsic covenants, agreements, representations, warranties, conditions or terms are superseded hereby and shall be of no force or effect.


                  17.14 Brokerage Commissions. Landlord and Tenant mutually warrant and represent to one another that neither of them has incurred any liability which arises by, through or under that party for the payment of any brokerage fee or commission in connection with the transaction contemplated herein. If either of the parties shall breach the foregoing warranty and representation, it shall be liable to the other party for any damage, liability, loss, claim or expense, including attorneys' fees, suffered by the other party as a result of such breach. The liable party shall pay to the other party hereto such sums as are due and owing pursuant to the foregoing within thirty (30) days after demand by the other party.

                  17.15 Authority. The signatories on this Lease for Landlord represent and warrant to Tenant that Landlord has all inherent legal power and authority requisite to entering into this Lease, has taken all action necessary to authorize the execution of this Lease and to perform and satisfy the transactions and obligations contained herein, and has duly authorized the signatories to execute and deliver this Lease on behalf of Landlord. The signatories on this Lease for Tenant represent and warrant to Landlord that the Tenant has all inherent legal power and authority requisite to entering into this Lease, has taken all actions necessary to authorize the execution and delivery of this Lease and to perform and satisfy the transactions and obligations contained herein, and has duly authorized the signatories to execute and deliver this Lease on behalf of Tenant.

                  17.16    Hazardous Materials.

                           A.       Warranty.  Except as expressly provided
above in Section 1.5, Landlord makes no representation or warranty to Tenant regarding any chemical, material, substance or waste (i) exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, or other governmental authority of any nature, that has competent jurisdiction over the Premises or (ii) which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Premises (herein collectively "Hazardous Materials"). As herein used Hazardous Materials shall include, but not be limited to petroleum, crude oil (any fraction thereof), natural gas, natural gas liquids, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statutes, laws, ordinances, rules, regulations, and precautions. Landlord represents and warrants that Landlord has not received any notice of an outstanding breach or violation of any federal, state or local law, rule, regulation, code, ordinance or order related to Hazardous Materials which arises in connection with the Premises.

                           B.       Tenant's Warranty and Covenants.  Tenant
shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated

                                                                Initial _______
or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of Hazardous Materials. Tenant shall not cause, or allow any one else to cause, any Hazardous Materials (except Hazardous Materials used and disposed of in accordance with applicable laws for normal and customary office and cleaning purposes) to be used, generated, stored, or disposed of on or about the Premises without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to this Lease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification. In the event Tenant is in breach of the covenants herein, after notice to Tenant and the expiration of the earlier of (i) the cure period provided in Article 13 or (ii) the cure period permitted under applicable law, regulation, or order, Landlord may, in its sole discretion, declare an Event of Default and/or cause the Premises to be freed from the Hazardous Material and the cost thereof shall be deemed Rent hereunder and shall immediately be due and payable from Tenant. The representations and warranties of Tenant under this Section shall survive, not withstanding the termination of this Lease, for one year.

                  17.17 Force Majeure Events. Except to the extent otherwise expressly provided by this Lease, in the event that either Landlord or Tenant shall be delayed in the performance of any acts required under this Lease by reason of labor strikes, lockouts, failure of power, inclement weather of such severity as to preclude continued work under prevailing industry standards, riots, insurrection, war, inability to procure materials, default of the other party hereto, or any other reason of a like nature which is beyond the reasonable control of the party so delayed, then the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The circumstances for which a delay in performance is excused under this
Section 17.18 are sometimes referred to collectively in this Lease as "Force Majeure Events." Notwithstanding any indications to the contrary contained in the foregoing, Force Majeure Events shall not include any financial incapabilities or burdens suffered by either party, or a mere failure of timely performance of any agent or contractor of either party. The application of Force Majeure Events is subject to the express limitations thereon contained in the other provisions of this Lease.

                  17.18    Litigation Costs and Participation.   Several
provisions of this Lease require that Landlord, at Tenant's expense, join and participate in certain types of litigation or legal proceedings undertaken by Tenant or implead or commence actions against third parties. Notwithstanding those express provisions to the contrary, Landlord shall not be required to join or participate in any such litigation hearings or legal proceedings commenced by Tenant or to join in, contest, execute or file pleadings, or gather evidence if, as reasonably determined by Landlord, the same constitutes (i) a frivolous action within the meaning of Rule 11 of the Colorado Rules of Civil Procedure or the Federal Rules of Civil Procedure, or (ii) an abuse of process, or (iii) a violation of the Code of Professional Responsibility as adopted by the Colorado Supreme Court. Once Landlord agrees under the foregoing provisions to participate in any such litigation, the Tenant and Landlord will make reasonable and good faith efforts to adopt a mutually agreeable remedial strategy. However, either party is not constrained from pursuing the course of action of its choice, so long as each party satisfies the foregoing obligation to exercise reasonable and good faith efforts for adopting a mutual strategy. Furthermore, Landlord and Tenant acknowledge that, under the Colorado Procurement Code, all disputes between Landlord and contractors/vendors are subject to administrative proceedings before either Landlord or any contractor/vendor can initiate litigation.

                  17.19 Days. All references in this Lease to any given number of days shall refer


                                                                Initial _______
to actual calendar days unless business days are specified.

                  17.20    Terminations by Right.   Whenever this Lease is
terminated by the exercise of any right, election or option hereunder in favor of either party, any corresponding release of the parties from "all further obligations" hereunder shall apply only to such obligations which have not then accrued and shall not relieve either party of liability for any pre-existing breach or default by that party of its respective obligations hereunder. Furthermore, each party hereto expressly acknowledges and agrees that, in connection with any such termination by right, each party shall have rights of reimbursement or repayment against the other only to the extent expressly provided herein.

         IN WITNESS WHEREOF the parties hereto have caused this Lease to be executed the day and year first above written.


                             LANDLORD:

                             ELEVATION 8000+, a Colorado limited liability company


                             ----------------------------------------------
                             J. SCOTT BRADLEY, MANAGER


                             TENANT:

                             CONCORDE CRIPPLE CREEK, INC., a Colorado company


                             By:
                                -------------------------------------------
                               JERRY L. BAUM, PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER

                                    GUARANTY

         The undersigned Guarantor in order to induce Landlord to enter into this Lease with Tenant, hereby guarantees to Landlord all of Tenant's financial obligations owed to Landlord and created by this Lease (or any other obligations that can be reduced to a financial obligation) until all such obligations have been paid in full and such guarantee shall continue until payment is made of every financial obligation of Guarantor and Tenant now due or hereafter to become due (together with any and all other obligations of Tenant under this Lease which have been reduced to a financial obligation), and until payment is made of any loss or damage incurred by Landlord with respect to any matter covered by this Guaranty. This guaranty is one of payment and not of collection and Landlord shall have the right to pursue any and all rights against Guarantor alone, prior to pursuing any rights against Tenant or simultaneous with such pursuit of rights. Prior to the commencement of any New Improvements, Tenant agrees to provide Landlord with the Guarantor's most current, public financial statement evidencing Tenant's ability to perform the same, the payment of the costs for which, in all events will be guaranteed by Guarantor.


                                                 CONCORDE GAMING CORPORATION, A
                                                 COLORADO, CORPORATION


                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------

                                    EXHIBIT A


Section One:

     1.   Taxes and Assessments, not certified to the Treasurer's Office.

     2. Any facts, rights, interests or claims which are not shown by the public records, but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

     3.   Easements, or claims of easements, not shown by the public records.

     4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the land would disclose, and which are not shown by the public records.

     5. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

     6.   Any and all unpaid taxes, assessments and unredeemed tax sales.

     7.   Any water rights or claims or title to water, in, or under the land.

     8. Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof.


Section Two:

     1.   TAXES AND ASSESSMENTS FOR TAX YEAR 1997, A LIEN NOT YET DUE AND
          PAYABLE.

     2. UNPATENTED MINING CLAIMS; RESERVATIONS OR EXCEPTIONS IN PATENTS OR IN ACTS AUTHORIZING THE ISSUANCE THEREOF, INCLUDING, BUT NOT LIMITED TO RESERVATIONS CONTAINED IN THE PATENTS TO THE CITY OF BLACK HAWK, RECORDED MAY 13, 1874, IN BOOK 56 AT PAGE 555 AND JULY 21, 1877, IN BOOK 62 AT PAGE 456, AS FOLLOWS: "PROVIDING THAT NO TITLE SHALL BE HEREBY ACQUIRED TO ANY MINE OF GOLD, SILVER, CINNABAR OR COPPER OR TO ANY VALID MINING CLAIM OR POSSESSION HELD UNDER EXISTING LAWS."

     3. EASEMENT AND RIGHT OF WAY FOR STREETS, ALLEYS, ROAD AND FOR WATER PIPE PURPOSES AS RESERVED BY INSTRUMENT RECORDED IN BOOK 210 AT PAGE 203 AND IN BOOK 227 AT PAGE 16.

     4. EASEMENT FOR BACKUS STREET, WHETHER FEE OR EASEMENT, OVER THE PORTION(S) OF SAID PROPERTY AS SHOWN ON ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS DATED MARCH 10, 1994, DRAWING NUMBER 9309-04.

     5. ENCROACHMENT OF THE ELEC. AS NOW LOCATED ON THE SUBJECT PROPERTY ONTO BACKUS STREET RIGHT OF WAY AS SHOWN BY THE ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS, DRAWING NUMBER 9309-04, DATED MARCH 10, 1994.

     6. ENCROACHMENT OF THE PATIO AND ROCK WALL AS NOW LOCATED ON THE SUBJECT PROPERTY ONTO BACKUS STREET RIGHT OF WAY AS SHOWN BY THE ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS, DRAWING NUMBER 9309-04, DATED MARCH 10, 1994.

     7. ENCROACHMENT OF THE AIR COND. AS NOW LOCATED ON THE SUBJECT PROPERTY ONTO BACKUS STREET RIGHT OF WAY AS SHOWN BY THE ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS, DRAWING NUMBER 9309-04, DATED MARCH 10, 1994.

     8. ENCROACHMENT OF THE ELEC. AS NOW LOCATED ON THE SUBJECT PROPERTY ONTO BACKUS STREET RIGHT OF WAY AND THE PROPERTY ADJOINING TO THE WEST AS SHOWN BY THE ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS, DRAWING NUMBER 9309-04, DATED MARCH 10, 1994.

     9. EASEMENT FOR MAIN STREET RIGHT OF WAY, WHETHER FEE OR EASEMENT OVER THE PORTION OF SAID PROPERTY AS SHOWN ON ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS DATED MARCH 10, 1994, DRAWING NUMBER 9309-04.

     10. TERMS, AGREEMENTS, PROVISIONS, CONDITIONS AND OBLIGATIONS AS CONTAINED IN BOUNDARY AGREEMENT RECORDED JULY 21, 1994, IN BOOK 567 AT PAGE 95.

     11. TERMS, AGREEMENTS, PROVISIONS, CONDITIONS AND OBLIGATIONS AS CONTAINED IN BOUNDARY AGREEMENT RECORDED NOVEMBER 14, 1994, IN BOOK 572 AT PAGE 246 AND RE-RECORDED NOVEMBER 14, 1994, IN BOOK 573 AT PAGE 217. CONSENT TO BOUNDARY AGREEMENT RECORDED NOVEMBER 14, 1994, IN BOOK 572 AT PAGE 250.

     12. ENCROACHMENT OF THE ASPHALT AS NOW LOCATED ON THE SUBJECT PROPERTY ONTO SUBJECT PROPERTY AS SHOWN BY THE ALTA/ASCM LAND TITLE SURVEY OF JOSEPH F. ASMUS, DRAWING NUMBER 9309-04, DATED MARCH 10, 1994.

     13. ALL OTHER MATTERS REFLECTED OR DISCLOSED ON THE SURVEY OF THE PROPERTY AND ANY ENCROACHMENTS EXISTING AS A RESULT OF THE UNCERTAIN OR DISPUTED LOCATION OF STREETS ABUTTING THE PREMISES

                                    EXHIBIT B

                       DESCRIPTION OF CERTAIN PROPERTY TO
                      BE SURRENDERED AT EXPIRATION OF LEASE

                                    EXHIBIT C

          DEPICTION OF THE PREMISES, BACKUS STREET AND PARKING PROPERTY




                                      C-1